                                                                    EXHIBIT 4.11

                                                               EXECUTION VERSION

                          SECOND AMENDED AND RESTATED

                             SHAREHOLDERS AGREEMENT

                                     AMONG

                       YINGLI POWER HOLDING COMPANY LTD.,

                                LIANSHENG MIAO,

                  YINGLI GREEN ENERGY HOLDING COMPANY LIMITED,

                          INSPIRATION PARTNERS LIMITED

                                      AND

               THE INVESTORS LISTED ON SCHEDULE I ATTACHED HERETO

                         DATED AS OF DECEMBER 15, 2006

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                                TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----
Section 1.  Certain Definitions..........................................     2
Section 2.  Purchase Price Adjustment....................................     7
   2.1      The 2006 Adjustment..........................................     7
   2.2      The 2007 Adjustment..........................................     8
   2.3      Conversion...................................................     9
Section 3.  Financial Statements and Reports; Information and Inspection
            Rights; Confidentiality......................................     9
   3.1      Financial Statements and Reports to Shareholders.............     9
   3.2      Information and Inspection Rights............................     9
   3.3      Confidentiality..............................................    10
Section 4.  Corporate Governance.........................................    10
   4.1      Board Composition............................................    10
   4.2      Audit Committee..............................................    11
   4.3      Compensation Committee.......................................    12
   4.4      Other Board Committees.......................................    12
   4.5      Meetings of the Board; Quorum; Telephonic Meetings...........    12
   4.6      Action by Written Consent....................................    12
   4.7      Expenses.....................................................    12
   4.8      Indemnification..............................................    12
   4.9      Governance of Subsidiaries...................................    12
Section 5.  Right of Participation.......................................    12
   5.1      Right of Participation With Respect to New Securities........    12
   5.2      Issuance Notice..............................................    13
   5.3      Sale of New Securities.......................................    13
Section 6.  Right of First Refusal; Co-Sale Right........................    14
   6.1      Right of First Refusal.......................................    14
   6.2      Co-Sale Right................................................    15
   6.3      Sale by the Founder..........................................    17
   6.4      No Adverse Effect............................................    17
   6.5      Exempt Transfers.............................................    17
   6.6      Prohibited Transfer..........................................    18
   6.7      Restrictions on the Transfer by the Preferred Shareholders...    18
Section 7.  Demand Registration..........................................    18
   7.1      Request for Registration on Form Other Than Form F-3.........    18
   7.2      Request for Registration on Form F-3.........................    19
   7.3      Right of Deferral............................................    20
   7.4      Registration of Other Securities in Demand Registration......    22
   7.5      Underwriting in Demand Registration..........................    22
   7.6      Other Securities Laws in Demand Registration.................    25
   7.7      Other Registration Rights....................................    25
Section 8.  Piggyback Registration.......................................    25
   8.1      Notice of Piggyback Registration and Inclusion of Registrable
            Securities...................................................    25
   8.2      Underwriting in Piggyback Registration.......................    26


                                       -i-

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
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Section 9.  Expenses of Registration.....................................    27
Section 10. Termination of Registration Rights...........................    28
Section 11. Registration Procedures and Obligations......................    28
Section 12. Information Furnished by Holder..............................    29
Section 13. Indemnification..............................................    30
   13.1     Company's Indemnification of the Holders.....................    30
   13.2     Holder's Indemnification of Company..........................    30
   13.3     Condition to Indemnity.......................................    31
   13.4     Indemnification Procedure....................................    31
   13.5     Contribution.................................................    32
   13.6     Conflicts....................................................    32
   13.7     Survival of Obligations......................................    32
Section 14. Lock-Up......................................................    32
Section 15. No Action Letter.............................................    33
Section 16. Reports Under the Exchange Act...............................    33
Section 17. Transfer of Rights...........................................    34
Section 18. Legend; Stop Transfer Instructions...........................    34
   18.1     Legend.......................................................    34
   18.2     Stop Transfer Instructions...................................    35
Section 19. Covenants....................................................    36
Section 20. Conflict with Charter Documents..............................    39
Section 21. Miscellaneous................................................    39
   21.1     Governing Law................................................    40
   21.2     Dispute Resolution...........................................    40
   21.3     Counterparts and Facsimile Execution.........................    40
   21.4     Headings.....................................................    40
   21.5     Notices......................................................    40
   21.6     Amendments and Waivers.......................................    41
   21.7     Severability.................................................    41
   21.8     Entire Agreement; Successors and Assigns.....................    41
   21.9     Assignability................................................    41
   21.10    Termination..................................................    42
   21.11    Director and Officer Insurance...............................    42

Schedule I List of the Series B Shareholders
Appendix A Form of Investor Representation Letter

               SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

          THIS SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, dated as of December 15, 2006 (the "AGREEMENT"), is entered into by and among Yingli Green Energy Holding Company Limited, an exempted company organized under the laws of the Cayman Islands (the "COMPANY"), Yingli Power Holding Company Ltd., an international business company incorporated under the laws of the British Virgin Islands (the "HOLDCO"), Mr. Liansheng Miao (together with the Holdco, collectively, the "FOUNDER"), Inspiration Partners Limited, an international business company incorporated under the laws of the British Virgin Islands (the "SERIES A SHAREHOLDER"), and the investors listed on Schedule I attached hereto (the "SERIES B SHAREHOLDERS", and together with the Series A Shareholder, the "PREFERRED SHAREHOLDERS"). The Founder, the Series A Shareholder and the Series B Shareholders shall be collectively referred to as the "SHAREHOLDERS", and together with the Company, the "PARTIES".

                                    RECITALS

          WHEREAS:

          (A) The Company, the Founder and the Series B Shareholders have entered into an Amended and Restated Series B Preferred Share Purchase Agreement as of even date herewith (the "SERIES B PURCHASE AGREEMENT"), pursuant to which the Series B Shareholders are purchasing a certain number of Series B Shares, par value US$0.01 per share, of the Company (the "SERIES B SHARES");

          (B) The execution and delivery of this Agreement is a condition precedent to the purchase by the Series B Shareholders of the Series B Shares under the Series B Purchase Agreement;

          (C) In connection with the issuance and sale of Series A Shares, par value US$0.01 per share, of the Company (the "SERIES A SHARES") pursuant to a Series A Preferred Share Purchase Agreement, dated as of September 20, 2006 (the "SERIES A PURCHASE AGREEMENT"), the Company, the Founder and the Series A Shareholder entered into a Shareholders Agreement, dated as of September 20, 2006 (the "SERIES A SHAREHOLDERS AGREEMENT");

          (E) In connection with the issuance and sale of a certain number of the Series B Shares to Baytree (Investments) Mauritius Pte Ltd, the Company, the Holdco, the Founder, the Series A Shareholder and Baytree (Investments) Mauritius Pte Ltd. entered into the Amended and Restated Shareholders Agreement, dated December 5, 2006 (the "PRIOR SERIES B SHAREHOLDERS AGREEMENT"), which amended and restated the Series A Shareholders Agreement in its entirety;

          (F) In connection with the purchase of the Series B Shares described in paragraph (A) above, the parties to the Prior Series B Shareholders Agreement desire to amend and restate the Prior Series B Shareholders Agreement in its entirety pursuant to the terms set forth in this Agreement; and

          (E) The parties to the Prior Series B Shareholders Agreement have agreed that the Prior Series B Shareholders Agreement shall be of no further force and effect and further that the rights granted to the parties hereto under this Agreement shall supersede the rights granted to such parties under the Prior Series B Shareholders Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties contained herein, the Parties hereby amend and restate the Prior Series B Shareholders Agreement in its entirety as follows:

     SECTION 1. Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

          "2006 ACTUAL EARNINGS" has the meaning set forth in Section 2.1 of this Agreement.

          "2007 ACTUAL EARNINGS" has the meaning set forth in Section 2.2 of this Agreement.

          "AFFILIATE" means, in respect of a Person, any other Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, including, without limitation, any general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

          "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

          "ARTICLES OF ASSOCIATION" means the Second Amended and Restated Memorandum and Articles of Association of the Company.

          "BLUE SKY" means the statutes of any state of the United States of America regulating the sale of corporate securities within that state.

          "BOARD" means the Company's board of directors as constituted from time to time.

          "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which banks in Hong Kong or the People's Republic of China (the "PRC") are authorized or required by law to close.

          "COMMISSION" means the United States Securities and Exchange Commission, as constituted from time to time, or any successor agency charged with administering the Securities Act and/or the Exchange Act.

          "CONTROL" with respect to any third Person means the possession, directly or indirectly, of the power or the ability to direct or cause the direction of the management and affairs of such third Person whether, through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body of such third Person.

          "CONVERSION SHARES" means, collectively, the Series A Conversion Shares and the Series B Conversion Shares.

          "CONVERTIBLE BONDS" means the US$85,000,000 Bonds due 2008 issued by the Company under the Trustee Deed, dated November 13, 2006, between the Company and DB Trustees (Hong Kong) Limited, which are convertible into Ordinary Shares.

          "CO-SALE RIGHT" has the meaning set forth in Section 6.2 of this Agreement.

          "DAMAGES" has the meaning set forth in Section 13.1 of this Agreement.

          "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

          "FORM F-3" means Form F-3 issued by the Commission or any substantially similar form then in effect.

          "FOUNDERS" has the meaning set forth in Section 6.1 of this Agreement.

          "FOUNDER SHARES" has the meaning set forth in Section 6.1 of this Agreement.

          "GROUP" means the Company, the Operating Subsidiary and their respective subsidiaries from time to time, and "GROUP COMPANY" means, as applicable, each of the Company, the Operating Subsidiary, and their respective subsidiaries from time to time.

          "HOLDER" means any holder of outstanding Registrable Securities.

          "ICC" has the meaning set forth in Section 21.2 of this Agreement.

          "INVESTOR REPRESENTATION LETTER" has the meaning set forth in Section
     18.1 of this Agreement.

          "ISSUANCE NOTICE" has the meaning set forth in Section 5.2 of this Agreement.

          "LEAD SERIES B SHAREHOLDER" means Baytree Investments (Mauritius) Pte Ltd.; provided, however, that if Baytree Investments (Mauritius) Pte Ltd., together with its Affiliates, holds less than thirty three percent (33%) of the Series B Shares, the term Lead Series B Shareholder shall mean the holders of more than fifty percent (50%) of the Series B Shares in the aggregate then outstanding on a fully diluted, as converted basis.

          "MAJORITY OF THE SERIES A SHAREHOLDERS" means holders of more than fifty percent (50%) of the Series A Shares in the aggregate then outstanding on a fully diluted, as-converted basis.

          "NEW SECURITIES" means any shares of the Company, whether now authorized or not, and any rights, options, or warrants to purchase shares of the Company, and securities of any type whatsoever that are, or may become, convertible into shares of the Company, provided that "New Securities" does not include: (a) any Preferred Shares purchased under the Series B Purchase Agreement; (b) Ordinary Shares issuable upon conversion of the Preferred Shares; (c) Ordinary Shares issuable upon conversion of the Convertible Bonds; (d) securities offered to the public pursuant to a Registration Statement; (e) Ordinary Shares issuable pursuant to the exercise of warrants, rights or options, issued or issuable to officers, directors, and employees of, and consultants to, any Group Company pursuant to stock option plans to be adopted by the Company, provided that the number of such Ordinary Shares shall not exceed five percent (5%) of the Ordinary Shares Equivalent after giving effect to the closing of the issuance of the Series B Shares under the Series B Purchase Agreement; (f) shares issued without consideration pursuant to a stock dividend, stock sub-division, or similar transaction; (g) all Ordinary Shares or other securities hereafter issued in connection with or as consideration for acquisition or licensing of technology; (h) Ordinary Shares issuable pursuant to the exercise of the warrant, dated August 28, 2006, granted by the Company to TB Management Company Limited (the "TB MANAGEMENT WARRANT"); and (i) the Warrant and Warrant Shares (each as defined in the Series B Purchase Agreement).

          "ORDINARY SHARES" means the Company's Ordinary Shares, par value US$0.01 per share.

          "ORDINARY SHARES EQUIVALENT" means, collectively, the issued and outstanding Ordinary Shares and the Ordinary Shares into which the issued and outstanding Preferred Shares and other securities are convertible.

          "OPERATING SUBSIDIARY" means Baoding Tianwei Yingli New Energy Resources Co., Ltd., a Sino-foreign joint venture with limited liability registered and existing under the laws of the PRC.

          "PARTIES" has the meaning set forth in the preamble to this Agreement.

          "PERSON" means any individual, sole proprietorship, partnership, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity, governmental or regulatory authority or other entity of any kind or nature.

          "PREFERRED SHARES" means Series A Shares and/or Series B Shares, as the case may be.

          "PREFERRED SHAREHOLDER" has the meaning set forth in the preamble to this Agreement.

          "PREFERRED SHAREHOLDER NOMINEE" has the meaning set forth in Section 4.1(b) of this Agreement.

          "PRIOR SERIES B SHAREHOLDERS AGREEMENT" has the meaning set forth in the recitals to this Agreement.

          "PRO RATA SHARE" means, with respect to any Shareholder, the ratio of:
     (a) the total number of Ordinary Shares Equivalent held by such Shareholder immediately before the proposed allotment and issue of New Securities to
     (b) the total number of Ordinary Shares Equivalent held by all Shareholders immediately before the proposed allotment and issue of New Securities.

          "QUALIFIED IPO" means the closing of the Company's first firm commitment, underwritten public offering of Ordinary Shares or shares representing Ordinary Shares in connection with which Ordinary Shares or shares representing Ordinary Shares are listed and become publicly traded on an internationally recognized securities exchange or the NASDAQ Global Market, provided, however, that such listing shall result in net proceeds (after payment of the underwriters' discounts and commissions and the offering-related expenses) to the Company of at least US$100 million and
     (b) a total market capitalization of the Company of at least US$750 million.

          "REGISTER", "REGISTERED", and "REGISTRATION" means a registration of securities effected by preparing and filing a registration statement on Form F-1, S-1, SB-2, F-3 or S-3 in compliance with the Securities Act, or on any comparable form in connection with a registration in a jurisdiction other than the United States (collectively, a "REGISTRATION STATEMENT"), and the declaration or ordering of the effectiveness of that Registration Statement by the Commission.

          "REGISTRABLE SECURITIES" means, collectively, the Series A Registrable Securities and the Series B Registrable Securities.

          "REGISTRATION EXPENSES" means all expenses incurred by the Company in complying with Section 7 or 8 of this Agreement, including, without limitation, all federal and state Registration, qualification, and filing fees, printing expenses, any fees, commissions, expenses and disbursements of underwriters customarily paid by similarly situated companies in connection with underwritten offerings of equity securities to the public, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one special counsel for all Holders (if different from counsel to the Company), Blue Sky fees and expenses, and the expense of any special audits incident to or required by any Registration.

          "REGISTRATION STATEMENT" has the meaning set forth in the definition of "Registration," above.

          "RELATED PARTY" means, with respect to any Person, (a) any Affiliate of such Person, (b) each Person that serves as a director, officer, partner, member, executor, or trustee of such Person (or in any other similar capacity), (c) any Person with respect to which such Person serves as a general partner or trustee (or in any other similar capacity), and (d) any Person that has direct or indirect beneficial ownership of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power or equity securities or other equity interests (a "MATERIAL INTEREST") in such Person.

          "RESTRICTED SECURITIES" has the meaning set forth in Section 18.1(b) of this Agreement.

          "RIGHT OF FIRST REFUSAL" has the meaning set forth in Section 6.1 of this Agreement.

          "RIGHT OF PARTICIPATION" has the meaning set forth in Section 5.1 of this Agreement.

          "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

          "SELLING EXPENSES" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

          "SERIES A CONVERSION SHARES" means, collectively, Series A Shares then outstanding on a fully diluted, as-converted basis.

          "SERIES A INITIATING HOLDERS" means holders who in the aggregate hold at least thirty-three percent (33%) of the Series A Registrable Securities.

          "SERIES A NOMINEE" has the meaning set forth in Section 4.1(a) of this Agreement.

          "SERIES A REGISTRABLE SECURITIES" means (a) the Ordinary Shares issued or issuable upon conversion or exercise of any of the Series A Shares and
     (b) Ordinary Shares issued or issuable pursuant to stock sub-divisions, stock dividends and similar distributions to the Series A Shareholders, or in exchange for or in replacement of the Ordinary Shares referred to clause
     (a) above, excluding in all cases, however, any Series A Registrable Securities sold by a Person in a transaction in which its rights under Sections 7 or 8 hereof are not assigned or any shares for which registration rights have terminated pursuant to Section 10.

          "SERIES A SHARE" has the meaning set forth in the recitals to this Agreement.

          "SERIES A SHAREHOLDER" has the meaning set forth in the preamble to this Agreement.

          "SERIES B CONVERSION SHARES" means, collectively, Series B Shares then outstanding on a fully diluted, as-converted basis.

          "SERIES B INITIATING HOLDERS" means the Lead Series B Shareholder.

          "SERIES B NOMINEE" has the meaning set forth in Section 4.1(c) of this Agreement.

          "SERIES B REGISTRABLE SECURITIES" means (a) the Ordinary Shares issued or issuable upon conversion or exercise of any of the Series B Shares and the Warrants (as defined in the Series B Purchase Agreement) and (b) Ordinary Shares issued or issuable pursuant to stock sub-divisions, stock dividends and similar distributions to the Series B Shareholders, or in exchange for or in replacement of the Ordinary Shares referred to clause
     (a) above, excluding in all cases, however, any Series B Registrable Securities sold by a Person in a transaction in which its rights under Sections 7 or 8 hereof are not assigned or any shares for which registration rights have terminated pursuant to Section 10.

          "SERIES B SHARE" has the meaning set forth in the recitals to this Agreement.

          "SERIES B SHAREHOLDER" has the meaning set forth in the preamble to this Agreement.

          "SHARE" means any Ordinary Share, a Series A Preferred Share and/or a Series B Preferred Share, as the case may be.

          "SHAREHOLDERS" has the meaning set forth in the preamble to this Agreement.

          "STOCK OPTION CHARGES" means any charges to the Company's earnings made pursuant to US GAAP as a result of the Company's issuance of employee stock options, provided, however, that if the number of Ordinary Shares issued under such stock options, when added together with the number of Ordinary Shares issued under any other outstanding stock options granted by the Company, exceeds five percent (5%) of the Ordinary Shares Equivalent after giving effect to the closing of the issuance of the Series B Shares under the Series B Purchase Agreement, such stock options shall be considered in calculating the Stock Option Charges only after they have been approved in writing by each of the Preferred Shareholder Nominees.

          "SUBSIDIARY" has the meaning set forth in the Series B Purchase Agreement.

          "TRANSFER NOTICE" has the meaning set forth in Section 6.1 of this Agreement.

          "UNDERWRITERS' REPRESENTATIVE" has the meaning set forth in Section 7.5(a) of this Agreement.

          "US GAAP" means generally accepted accounting principles in the United States, consistently applied throughout the specified period and in the immediately prior comparable period.

     SECTION 2. Purchase Price Adjustment.

          2.1 The 2006 Adjustment. If the Operating Subsidiary's consolidated profit after taxes, excluding any non-recurring or extraordinary items for the year ended December 31,

2006 and adding back Stock Option Charges (the "2006 ACTUAL EARNINGS"), as determined by the audited consolidated statements of income of the Operating Subsidiary for such year as prepared by a "big four" accounting firm in accordance with US GAAP, is less than US$35 million (or its RMB equivalent), the Founder shall, and the Company shall take all steps and actions necessary and desirable to cause the Founder to, within thirty (30) days following date of the audit report containing the 2006 Actual Earnings:

          (a) transfer to the Series A Shareholder, for no consideration, such number of Ordinary Shares that the aggregate ownership percentage of the equity interests in the Company held by the Series A Shareholder on a fully-diluted, as-converted basis, immediately following such transfer, shall be equal to the aggregate purchase price for the Series A Shares paid by the Series A Shareholder under the Series A Purchase Agreement, divided by 51% of the product of the 2006 Actual Earnings times eight (8), as further adjusted solely for the dilutive effects of any and all subsequent equity and equity-linked issuances by the Company following the closing of the transactions contemplated by Series A Purchase Agreement up to the date of such transfer; and

          (b) transfer to the Series B Shareholders, for no consideration and on a prorated basis, such number of Ordinary Shares that the aggregate ownership percentage of the equity interests in the Company held by all of the Series B Shareholders on a fully-diluted, as-converted basis, immediately following such transfer, shall be equal to the aggregate purchase price for the Series B Shares paid by all of the Series B Shareholders under the Series B Purchase Agreement, divided by the sum of (i) the aggregate purchase price paid by all of the Series B Shareholders under the Series B Purchase Agreement plus (ii) the product of
(x) 53.98%, times (y) the 2006 Actual Earnings times sixteen (16), as further adjusted solely for the dilutive effects of any and all subsequent equity and equity-linked issuances by the Company approved by the Board (with the consent of the Series B Nominee) following the closing of the transactions contemplated by the Series A Purchase Agreement up to the date of such transfer.

          2.2 The 2007 Adjustment.

          (a) If the Company's consolidated profit after taxes, excluding any non-recurring or extraordinary items and adding back Stock Option Charges, for the year ended December 31, 2007 (the "2007 ACTUAL EARNINGS"), as determined by the audited consolidated statements of income of the Company for such year as prepared by a "big four" accounting firm in accordance with US GAAP, is less than US$70 million, the Founder shall, and the Company shall take all steps and actions necessary and desirable to cause the Founder to, within five (5) Business Days following date of the audit report containing the 2007 Actual Earnings, transfer to the Series B Shareholders, for no consideration, such number of Ordinary Shares that the aggregate ownership percentage of the equity interests in the Company held by all of the Series B Shareholders on a fully-diluted, as-converted basis, immediately following such transfer, shall be equal to the aggregate purchase price paid by all of the Series B Shareholders under the Series B Purchase Agreement, divided by the sum of the aggregate purchase price paid by all of the Series B Shareholders under the Series B Purchase Agreement plus the product of (x) 53.98%, times (y) the 2007 Actual Earnings, times (z) the product of sixteen (16) times the 2006 Actual Earnings divided by US$70 million, as further adjusted solely for the dilutive effects of any and all subsequent equity and equity-linked issuances by the Company approved by the Board (with the consent of the Series B Nominee) following the closing of the transactions contemplated by the Series A Purchase Agreement up to the date of such transfer.

          (b) If the 2007 Actual Earnings is less than 1.5 times the 2006 Actual Earnings, the Founder shall transfer to the Series A Shareholders, for no consideration, such number of Ordinary Shares that the aggregate value of the equity interests in the Company held by the Series A Shareholder on a fully-diluted, as-converted basis, immediately following such transfer, shall be equal to the aggregate purchase price for the Series A Shares paid by the Series A Shareholder under the Series A Purchase Agreement, divided by 51% of the product of the 2007 Actual Earnings times 5.3, as further adjusted solely for the dilutive effects of any and all subsequent equity and equity-linked issuances by the Company following the closing of the transactions contemplated by the Series A Purchase Agreement up to the date of such transfer.

          2.3 Conversion. Within the fifteen (15) days of a transfer of shares under Section 2.1 or Section 2.2, the Founder and the Company shall cause, as soon as reasonably practicable, any Ordinary Shares transferred pursuant to
Section 2.1 or Section 2.2 hereof, as the case may be, to be converted into Series A Shares at the conversion ratio of one Ordinary Share to one Series A Share (with respect to any Ordinary Shares transferred to the Series A Shareholder), or into Series B Shares at the conversion ratio of one Ordinary Share to one Series B Share (with respect to any Ordinary Shares transferred to the Series B Shareholders), subject to further adjustments as provided in the Articles of Association.

     SECTION 3. Financial Statements and Reports; Information and Inspection Rights; Confidentiality

          3.1 Financial Statements and Reports to Shareholders.

          (a) The Company shall keep true and accurate books of account and records in reasonable detail, prepared in accordance with US GAAP and make available to the holders of the Preferred Shares: (i) within thirty (30) days after the end of each month, an unaudited unconsolidated monthly income statement, balance sheet, and cash flow statement of the Operating Subsidiary;
(ii) within one hundred twenty (120) days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company (or, in the case of financial statements as of and for the year ended December 31, 2006, the Operating Subsidiary) as of the end of such year and audited consolidated statements of income and cash flow for such year, which year-end financial statements shall be prepared in accordance with US GAAP consistently applied and accompanied by an unqualified opinion of a "big four" firm of independent public accountants; and (iii) at least thirty (30) days prior to the end of each fiscal year of the Group, the annual budget of the Group for the next fiscal year. In addition, upon the written request by any Preferred Shareholder, which, together with its Affiliates, owns at least twenty-five percent (25%) of the Series A Conversion Shares or at least twenty-five percent (25%) of the Series B Conversion Shares, as the case may be, the Company shall provide any other information to such holder as such holder may reasonably request.

          (b) Notwithstanding anything in this Agreement to the contrary, the Company may cease providing the information set forth in this Section 3.1(a) during the period starting from the date sixty (60) days prior to the Company's good faith estimate of the effective date of, and ending on a date one hundred eighty (180) days after the effective date of, the Registration effecting the Company' initial public offering pursuant to a Registration Statement, provided that such estimated date of the Registration Statement is not postponed by more than ninety (90) days.

          3.2 Information and Inspection Rights. The Company covenants and agrees that, commencing on the date of this Agreement,

          (a) Each Preferred Shareholder, which, together with its Affiliates, owns at least twenty-five percent (25%) of the Series A Conversion Shares or at least twenty-five percent (25%) of the Series B Shares, as the case may be, shall have standard inspection rights of the facilities, records and books of the Group, including without limitation, discussing the business, operations and conditions of the Group with its directors, officers, employees, accountants, legal counsel and investment bankers, provided that (i) such rights shall be exercised reasonably and at the expense of such holder and (ii) the Company shall not be obligated to provide information which, in the reasonable opinion of the Company, would be highly confidential relating to the business and operations of the Company or would adversely affect the attorney-client privilege between the Company and its counsel; and

          (b) the Company shall, as soon as reasonably practicable, notify each Preferred Shareholder of all matters which in the Company's reasonable opinion is reasonably expected to cause a material adverse change to the ability of the Company and its subsidiaries to conduct their respective businesses as now conducted or own, use or lease their respective assets and properties as now owned, used or leased.

          3.3 Confidentiality. Each Preferred Shareholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any confidential information obtained from any Group Company pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as result of a breach of this Section 3.3) by such Preferred Shareholder), (ii) is or has been independently developed or conceived by the such Preferred Shareholder without use of the Company's confidential information or (iii) is or has been made known or disclosed to such Preferred Shareholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that such Preferred Shareholder may disclose confidential information (a) to its attorneys, accountants, consultants and other professionals to the necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any prospective investor of any Registrable Securities from such Preferred Shareholder as long as such prospective investor agrees to be bound by the provisions of this Section 3.3, (c) to any Affiliate, partner, member, stockholder or wholly owned subsidiary of such Preferred Shareholder on a "need to know" basis, or (d) as may otherwise be required by law, provided that such Preferred Shareholder takes reasonable steps to minimize the extent of any such required disclosure. Such Preferred Shareholder shall be liable for any breach of this Section 3.3 by any person set forth in clauses (a), (b) and (c) of the preceding sentence in this Section 3.3.

     SECTION 4. Corporate Governance.

          4.1 Board Composition.

          (a) The Board shall consist of no more than seven (7) directors. The alteration of the maximum size of the Board shall require the affirmative votes of at least the Majority of the Series A Shareholders and the Lead Series B Shareholder, voting separately as two classes. The board of directors of the Operating Subsidiary shall consist of nine (9) directors, four (4) of which shall be appointed by the Company, one (1) of which shall be appointed by the Series A Shareholder and one (1) of which shall be appointed by the Lead Series B Shareholder.

          (b) If and for so long as the Series A Shareholder, together with its Affiliates, holds at least thirty-three percent (33%) of the Series A Conversion Shares, the Series A Shareholder shall be entitled to appoint, or to remove from office and replace one (1) person as a director of each of the Company and the Operating Subsidiary (the "SERIES A NOMINEE"), following prior consultation with the Company. If the Series A Shareholder, together with its Affiliates, ceases to hold at least thirty-three percent (33%) of the Series A Conversion Shares, the Series A Shareholder shall remove the Series A Nominee, or cause the Series A Nominee to resign, from the board of directors of each of the Company and the Operating Subsidiary, in each case, immediately following the appointment by the Founder of a replacement director therefor.

          (c) If and for so long as the Lead Series B Shareholder, together with its Affiliates, holds at least thirty-three percent (33%) of the Series B Conversion Shares, the Lead Series B Shareholder shall be entitled to appoint, or to remove from office and replace a person to each of the board of directors of the Company and the Operating Subsidiary (each, a "SERIES B NOMINEE" and together with the Series A Nominee, the "PREFERRED SHAREHOLDER NOMINEES"), following prior consultation with the Company. If the Lead Series B Shareholder, together with its Affiliates, ceases to hold at least thirty-three percent (33%) of the Series B Conversion Shares, the Lead Series B Shareholder shall remove the Series B Nominee, or cause the Series B Nominee to resign, from the board of directors of each of the Company and the Operating Subsidiary, in each case, immediately following the appointment by the Founder of a replacement director therefor. Any appointment or removal of independent directors of the Company and/or its Subsidiaries shall be subject to the written consent of the Series B Nominee, if any.

          (d) The Preferred Shareholders shall procure that their respective nominees that are directors of the Operating Subsidiary shall cast their votes or otherwise act in ways that are consistent with the board resolutions and/or shareholder resolutions of the Company.

          (e) The Preferred Shareholder Nominees shall have the right to appoint alternates or proxies to attend any meeting of the Board or the board of directors of the Operating Subsidiary and to vote on matters before the Board or the board of directors of the Operating Subsidiary on the behalf of the Preferred Shareholders.

          (f) The Founder agrees that, at each meeting of the shareholders of the Company called for the purpose of electing the members of the Board, it shall vote all of its shares in the Company to elect each Preferred Shareholder Nominee as a member of the Board. The Company agrees that, at each meeting of the shareholders of the Operating Subsidiary for the purpose of electing the members of the board of the Operating Subsidiary, it shall vote all of its equity interest in the Operating Subsidiary and take all other necessary steps and actions to nominate, designate and elect each of the Series A Nominee and the Series B Nominee as a member of the board of the Operating Subsidiary.

          4.2 Audit Committee. The Company shall establish and maintain an Audit Committee, which shall consist of no more than five (5) directors and include the Series A Nominee and the Series B Nominee. The chairperson of the Audit Committee shall be designated by the mutual agreement of the Series A Nominee and the Series B Nominee.

          4.3 Compensation Committee. The Company shall establish and maintain a Compensation Committee, which shall consist of no more than five (5) directors. The Compensation Committee shall make recommendations to the full Board for such matters as management compensation, the Company's benefit plans, and matters relating to the Company's option plans, if any, which shall include the Series A Nominee and the Series B Nominee.

          4.4 Other Board Committees. All other Board committees formed from time to time shall include the Series A Nominee and the Series B Nominee as members.

          4.5 Meetings of the Board; Quorum; Telephonic Meetings. The Board shall meet at least once every three calendar months. A quorum for any meeting of the Board shall consist of more than fifty percent (50%) of all the directors, provided that the quorum shall include the Series A Nominee and the Series B Nominee. The quorum for any committee meeting of the Board shall include the Series A Nominee and the Series B Nominee. The Directors may participate in a meeting of the Board by means of a conference telephone or other communication equipment through which all persons participating in such meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

          4.6 Action by Written Consent. Any action required or permitted to be taken by the Board, either at a meeting or otherwise, may be taken without a meeting if the Directors unanimously consent thereto in writing and the writing or writings are filed with the minutes of the meeting of the Board.

          4.7 Expenses. The Company shall reimburse the Preferred Shareholder Nominee for all reasonable expenses incurred by such nominee relating to Board's activities, including but not limited to, expenses incurred to attend Board meetings.

          4.8 Indemnification. The Company's Memorandum of Association or Articles of Association shall provide for indemnification for the directors of the Company to the extent permissible under applicable law.

          4.9 Governance of Subsidiaries. Each party hereto will use its best efforts to procure that the Operating Subsidiary and any other Group Company take actions only as directed or permitted by the Company's Board of Directors.

     SECTION 5. Right of Participation.

          5.1 Right of Participation With Respect to New Securities. Subject to the provisions of Sections 5.2 and 5.3, the Company grants to each holder of the Preferred Shares then outstanding the right of participation (the "RIGHT OF PARTICIPATION") to purchase its Pro Rata Share of New Securities which the Company may, from time to time prior to the Qualified IPO, propose to allot and issue; provided that, with respect to each such proposed allotment and issuance, (i) no Series A Shareholder may exercise its Right of Participation unless the Majority of the Series A Shareholders elect to exercise such right and (ii) no Series B Shareholder may exercise its Right of Participation unless the Lead Series B Shareholder elects to exercise such right. The Company shall offer to each holder of the Preferred Shares for subscription up to its Pro Rata Share of the New Securities on the same terms and at the same price at which the Company proposes to allot and issue the New Securities.

          5.2 Issuance Notice.

          (a) In the event the Company proposes to issue New Securities, it shall give the holders of the Preferred Shares then outstanding a written notice (the "ISSUANCE NOTICE") of the Company's intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, an offer for subscription the aggregate number of New Securities that holders of the Series A Shares as a single class and holders of the Series B Shares as a single class are each entitled to purchase pursuant to Section 5.1 of this Agreement, a statement that all such holders shall have thirty (30) days from the date of receipt of the Issuance Notice to accept the offer for subscription under the Issuance Notice (the "ISSUANCE NOTICE PERIOD), and a statement that no such holder shall be entitled to exercise the Right of Participation unless (i) in the case of the Series A Shareholders, the Majority of the Series A Shareholders must exercise such right and (ii) in the case of the Series B Shareholders, the Lead Series B Shareholder must exercise such right.

          (b) If the Majority of the Series A Shareholders elect to exercise the Right of Participation within the Issuance Notice Period, each such holder may elect to purchase up to its Pro Rata Share of the New Securities for the price and upon the terms specified in the Issuance Notice by (a) giving written notice to the Company within the Issuance Notice Period and (b) sending payment for its Pro Rata Share of New Securities to the Company.

          (c) If the Lead Series B Shareholder elects to exercise the Right of Participation within the Issuance Notice Period, each such holder may elect to purchase up to its Pro Rata Share of the New Securities for the price and upon the terms specified in the Issuance Notice by (a) giving written notice to the Company within the Issuance Notice Period and (b) sending payment for its Pro Rata Share of New Securities to the Company.

          5.3 Sale of New Securities.

          (a) If the Majority of the Series A Shareholders fail to exercise the Right of Participation within the Issuance Notice Period, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered by the Issuance Notice shall be closed, if at all, within thirty (30) days after the date of such agreement) to allot and issue the New Securities, at a price and upon general terms no more favorable to the subscriber of the New Securities than specified in the Issuance Notice. If the number of New Securities which the Majority of the Series A Shareholders elect to subscribe in the aggregate is less the aggregate number of New Securities that the Series A Shareholders are entitled to purchase as stated in the Issuance Notice, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered by the Issuance Notice shall be closed, if at all, within thirty (30) days after the date of such agreement) to allot and issue up to such number of the New Securities as equal to the difference between the number of New Securities which the Majority of the Series A Shareholders elect to subscribe in the aggregate and the aggregate number of New Securities that the Series A Shareholders are entitled to purchase as stated in the Issuance Notice, at a price and upon general terms no more favorable to the subscriber of the New Securities than specified in the Issuance Notice. In the event the Company has not allotted and issued the New Securities within this ninety (90) day period, the Company shall not thereafter allot or issue any New Securities without first offering the New Securities to holders of the Series A Shares in the manner provided above.

          (b) If the Lead Series B Shareholder fails to exercise the Right of Participation within the Issuance Notice Period, the Company shall have sixty
(60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered by the Issuance Notice shall be closed, if at all, within thirty (30) days after the date of such agreement) to allot and issue the New Securities, at a price and upon general terms no more favorable to the subscriber of the New Securities than specified in the Issuance Notice. If the number of New Securities which the Lead Series B Shareholder elects to subscribe in the aggregate is less the aggregate number of New Securities that the Series B Shareholders are entitled to purchase as stated in the Issuance Notice, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered by the Issuance Notice shall be closed, if at all, within thirty (30) days after the date of such agreement) to allot and issue up to such number of the New Securities as equal to the difference between the number of New Securities which the Lead Series B Shareholder elects to subscribe in the aggregate and the aggregate number of New Securities that the Series B Shareholders are entitled to purchase as stated in the Issuance Notice, at a price and upon general terms no more favorable to the subscriber of the New Securities than specified in the Issuance Notice. In the event the Company has not allotted and issued the New Securities within this ninety (90) day period, the Company shall not thereafter allot or issue any New Securities without first offering the New Securities to holders of the Series B Shares in the manner provided above.

     SECTION 6. Right of First Refusal; Co-Sale Right.

          6.1 Right of First Refusal.

          (a) Subject to the provisions of this Section 6.1 and Sections 6.5 and
6.7 of this Agreement, if the Founder proposes to sell or otherwise transfer, directly or indirectly ("TRANSFER"), any interest in any Ordinary Shares or other voting securities of the Company now owned or subsequently acquired by the Founder (the "FOUNDER SHARES"), then each holder of the Preferred Shares shall have a right of first refusal (the "RIGHT OF FIRST REFUSAL") to purchase the Founder Shares proposed to be Transferred; provided that with respect each such Transfer, (i) no Series A Shareholder may exercise its Right of First Refusal unless the Majority of the Series A Shareholders elect to exercise such right and (ii) no Series B Shareholder may exercise its Right of First Refusal unless the Lead Series B Shareholder elects to exercise such right.

          (b) The Founder shall give a written notice (the "TRANSFER NOTICE") to each holder of the Preferred Shares describing fully the proposed Transfer, including the number of shares proposed to be Transferred, the proposed Transfer price, the name and address of the proposed Transferee and a statement that no such holder may exercise the Right of First Refusal unless (i) in the case of the Series A Shareholders, the Majority of the Series A Shareholders must exercise such right and (ii) in the case of the Series B Shareholders, the Lead Series B Shareholder must exercise such right. The Transfer Notice shall be accompanied by a written certification by the Founder that the proposed transferee is a bona fide purchaser and the Transfer Notice constitutes a binding commitment of the Founder and the proposed transferee, with or without conditions, for the Transfer of that Founder Shares subject to the Right of First Refusal of the Majority of the Series A Preferred Shareholders or the Lead Series B Shareholder, as the case may be.

          (c) The holders of the Preferred Shares shall then have the right to purchase up to all of the Founder Shares subject to the Transfer Notice at a price per share equal to the proposed per share transfer price, by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to such holders; provided that (i) in the case of the Series A Shareholders, the Majority of the Series A Shareholders has elected to exercise the Right of First Refusal and (ii) in the case of the Series B Shareholders, the Lead Series B Shareholder has elected to exercise the Right of First Refusal.

          6.2 Co-Sale Right.

          (a) General. If the Founder proposes to Transfer any Founder Shares or any interest therein to any person or entity, each holder of the Preferred Shares shall have the right, exercisable upon written notice to the Founder within thirty (30) days after the date the Transfer Notice is delivered to such holder, to participate in such sale of the Founder Shares on substantially the same terms and conditions applicable to the Founder (the "CO-SALE RIGHT"); provided, however, that (i) the Co-Sale Right shall not apply to any Transfer of Founder Shares pursuant to the exercise of the Right of First Refusal under
Section 6.1 and (ii) with respect to each such Transfer, (A) no Series A Shareholder may exercise its Co-Sale Right unless the Majority of the Series A Shareholders elect to exercise such right and (B) no Series B Shareholder may exercise its Co-Sale Right unless the Lead Series B Shareholder elects to exercise such right.

          (b) Notice of Exercise.

               (i) Notice of exercise of the Co-Sale Right shall indicate the number of Founder Shares each holder of the Preferred Shares wishes to Transfer under the Co-Sale Right and include an acknowledgment from such holder that it may not exercise its Co-Sale Right unless (A) in the case of the Series A Shareholders, the Majority of the Series A Shareholders must exercise such right and (ii) in the case of the Series B Shareholders, the Lead Series B Shareholder must exercise such right.

               (ii) If the Majority of the Series A Shareholders elect to exercise the Co-Sale Right, the holders of the Series A Shares may Transfer in the aggregate up to the number of shares of Founder Shares equal to the product obtained by multiplying the aggregate number of the Founder Shares proposed to be Transferred as set out in the Transfer Notice by a fraction, (x) the numerator of which is the number of Shares held in the aggregate by such Majority of the Series A Shareholders immediately before the Transfer and (y) the denominator of which is the total number of the Shares held, in the aggregate, by the Founder and such Majority of the Series A Shareholders immediately before the Transfer. If the Majority of the Series A Shareholders exercise their Co-Sale Right in accordance with the terms and conditions set forth in this Section 6.2, the Founder may Transfer its Shares only if the proposed transferee completes the purchase of the shares which such Majority of the Series A Shareholders seek to sell pursuant to the exercise of the Co-Sale Right.

               (iii) If the Lead Series B Shareholder elects to exercise the Co-Sale Right, the holders of the Series B Shares may Transfer in the aggregate up to the number of shares of Founder Shares equal to the product obtained by multiplying the aggregate number of the Founder Shares proposed to be Transferred as set out in the Transfer Notice by a fraction, (x) the numerator of which is the number of Shares held in the aggregate by such Lead Series B Shareholder immediately before the Transfer and (y) the denominator of which is the total number of the Shares held, in the aggregate, by the Founder and such Lead Series B Shareholder immediately before the Transfer. If the Lead Series B Shareholder exercises its Co-Sale Right in accordance with the terms and conditions set forth in this Section 6.2, the Founder may Transfer its Shares only if the proposed transferee completes the purchase of the shares which such Lead Series B Shareholder seeks to sell pursuant to the exercise of the Co-Sale Right.

          (c) Delivery of Certificates.

               (i) The Majority of the Series A Shareholders shall effect their participation in the Transfer under this Section 6.2 by, promptly or no later than fifteen (15) days after the exercise of such Majority of the Series A Shareholders of the Co-Sale Right, delivering to the Founder for Transfer to the prospective purchaser one or more certificates, properly endorsed for Transfer, which represent the type and number of the Series A Shares which such Majority of the Series A Shareholders elect to Transfer; provided, however, that if the prospective purchaser objects to the delivery of the Series A Shares in lieu of Ordinary Shares, such Majority of the Series A Shareholders shall first convert the Series A Shares into Ordinary Shares and deliver Ordinary Shares as provided in this Section 6.2. The Company agrees to make any such conversion concurrent with and contingent upon the actual Transfer of such shares to the prospective purchaser.

               (ii) The Lead Series B Shareholder shall effect its participation in the Transfer under this Section 6.2 by, promptly or no later than fifteen
(15) days after the exercise of such Lead Series B Shareholder of the Co-Sale Right, delivering to the Founder for Transfer to the prospective purchaser one or more certificates, properly endorsed for Transfer, which represent the type and number of the Series B Shares which such Lead Series B Shareholder elects to Transfer; provided, however, that if the prospective purchaser objects to the delivery of the Series B Shares in lieu of Ordinary Shares, such Lead Series B Shareholder shall first convert the Series B Shares into Ordinary Shares and deliver Ordinary Shares as provided in this Section 6.2. The Company agrees to make any such conversion concurrent with and contingent upon the actual Transfer of such shares to the prospective purchaser.

          (d) Sales Proceeds.

               (i) The stock certificate or certificates that the Majority of the Series A Shareholders deliver to the Founder pursuant to Section 6.2(c)(i) shall be transferred to the prospective purchaser in consummation of the sale of the Founder Shares pursuant to substantially the same terms and conditions as specified in the Transfer Notice, and the Founder shall upon receiving the same from the prospective purchaser concurrently remit to each holder constituting such Majority of the Series A Shareholders on a prorated basis the portion of the sale proceeds to which such Majority of the Series A Shareholders is entitled by reason of its participation in the Transfer. To the extent that any prospective purchaser or purchasers prohibit assignment or otherwise refuse to purchase shares or other securities from such Majority of the Series A Shareholders, the Founder shall not Transfer to the prospective purchaser or purchasers any Series A Shares unless and until, simultaneously with the sale, the Founder purchases those shares or other securities from such Majority of the Series A Shareholders.

               (ii) The stock certificate or certificates that the Lead Series B Shareholder deliver to the Founder pursuant to Section 6.2(c)(ii) shall be transferred to the prospective purchaser in consummation of the sale of the Founder Shares pursuant to substantially the same terms and conditions as specified in the Transfer Notice, and the Founder shall upon receiving the same from the prospective purchaser concurrently remit to the Lead Series B Shareholder on a prorated basis the portion of the sale proceeds to which the Lead Series B Shareholder is entitled by reason of its participation in the Transfer. To the extent that any prospective purchaser or purchasers prohibit assignment or otherwise refuse to purchase shares or other securities from the Lead Series B Shareholder, the Founder shall not Transfer to the prospective purchaser or purchasers any Series A Shares unless and until, simultaneously with the sale, the Founder purchases those shares or other securities from the Lead Series B Shareholder.

          (e) Purchase and Sales Agreement. The terms and conditions of any sale pursuant to this Section 6.2 shall be memorialized in, and governed by, a written purchase and sales agreement with customary terms and provisions for such a transaction; provided that the Majority of the Series A Shareholders or the Majority of the Series A Shareholders, as the case may be, shall not be required to give any representations or warranties other than those reasonably requested relating to its title in and ownership of the shares and information relating to such majority or in connection with complying with the relevant exemptions of the Securities Act.

          6.3 Sale by the Founder. Subject to Section 6.6, if and to the extent that either or both of the Majority of the Series A Shareholders or the Lead Series B Shareholder do not exercise its Right of First Refusal or Co-Sale Right with respect to the sale of the Founder Shares subject to the Transfer Notice within the relevant prescribed period, the Founder may, not later than ninety
(90) days following delivery to such Majority of the Series A Shareholders and/or the Lead Series B Shareholder, as the case may be, of the Transfer Notice, conclude a bona fide Transfer of all of the Founder Shares covered by the Transfer Notice on terms and conditions not more favorable to the transferee or transferor than those described in the Transfer Notice. Any proposed Transfer on terms and conditions more favorable than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Founder Shares by the Founder, shall again be subject to the Right of First Refusal and the Co-Sale Right held by the Majority of the Series A Shareholders and/or the Lead Series B Shareholder, as the case may be, and shall require compliance by the Founder with the procedures described in this Section 6.

          6.4 No Adverse Effect. The exercise or non-exercise by either or both of the Majority of the Series A Shareholders or the Lead Series B Shareholder of the Right of First Refusal or the Co-Sale Right shall not adversely affect their rights to participate in subsequent transfers of Founder Shares by the Founder subject to the provisions of this Section 6.

          6.5 Exempt Transfers.

          (a) Notwithstanding the foregoing, the Right of Refusal and the Co-Sale Right shall not apply to any transfer or transfers of Founder Shares by the Founder to its Affiliates or the Company's employees, provided that such employee transferee shall agree to the same transfer restrictions set out in this Section 6.

          (b) Notwithstanding the foregoing, the Right of First Refusal or the Co-Sale Right shall not apply to the sale of any Founder Shares to the public pursuant to a Registration Statement filed with, and declared effective by, the Commission under the Securities Act (or with respect to a Registration in a jurisdiction other than the United States, with or by an equivalent agency under applicable law in such jurisdiction).

          6.6 Prohibited Transfer. No sale of the Shares to a transferee under
Section 6.5 shall be effective if a purpose or effect of such transfer shall have been to circumvent the provisions in Sections 6.1 and 6.2. Each Shareholder shall remain responsible for the performance of this Agreement by each transferee of such Shareholder to whom the Shares are transferred. If any Affiliate of any Shareholder to whom the Shares are transferred pursuant to
Section 6.5 ceases to be an Affiliate of such Shareholder from whom it acquired such Shares pursuant to such provision, such Person shall re-convey such Shares to such transferring Shareholder as soon as reasonably practicable after such Person knows of its upcoming change of status immediately prior thereto. If such change of status is not known until after its occurrence, the former Affiliate shall make such transfer to such transferring Shareholder as soon as practicable after the former Affiliate receives notice thereof.

          6.7 Restrictions on the Transfer by the Preferred Shareholders. Any Preferred Shares, or any classes of shares of the Company, held by the Preferred Shareholders are freely transferable, subject to restrictions under applicable laws, provided, however, that (i) the holders of the Preferred Shares shall give advance written notice to the Company with respect to a proposed transfer of such shares, and (ii) such holders shall not transfer such shares to any Person whose principal business is, in the good faith determination of two-thirds of the members of the Board (not counting the Series A Nominees in the event that the Series A Shares are being proposed to be transferred and not counting the Series B Nominees in the event that the Series B Shares are being proposed to be transferred), in direct competition with the principal business of the Company at the time of such transfer. In addition to the foregoing, for a period of one year (1) following the date of the Series A Shareholders Agreement, the Series A Shareholder (or its Affiliates) shall not transfer shares of the Company representing, on an aggregated basis, more than 50% of the Series A Shares (as determined on a fully-diluted, as-converted basis) to a

Person other than Affiliates of the Series A Shareholder without the prior written consent of the Company, which consent shall not be unreasonably withheld.

     SECTION 7. Demand Registration.

          7.1 Request for Registration on Form Other Than Form F-3.

          (a) Subject to the terms of this Agreement, in the event that the Company receives from the Series A Initiating Holders at any time six (6) months after the closing of the Company's initial public offering of Ordinary Shares under a Registration Statement (other than a Registration of securities in a Rule 145 transaction or of securities being offered to the employees of the Group Companies pursuant to a stock option, stock purchase or similar plan, a Registration on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities, or a Registration in which the only Ordinary Shares issuable upon conversion of debt securities that are also being Registered), a written request that the Company effect any Registration with respect to the Series A Registrable Securities on a form other than Form F-3 for an offering of the then outstanding Series A Registrable Securities, the Company shall (x) within ten (10) days of the receipt thereof, give written notice of the proposed Registration to all other holders of the Registrable Securities, and (y) as soon as practicable, use commercially reasonable efforts to effect the Registration of the Series A Registrable Securities specified in the request, together with any Registrable Securities of any other Holder of Registrable Securities as are specified in a written request from such Holder given within twenty (20) days after written notice from the Company. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 7.1(a) after the Company has effected two (2) Registrations pursuant to this Section 7.1(a) and each Registration has been declared effective. The substantive provisions of Section 7.5 in respect of the Series A Registrable Securities shall be applicable to the Registration initiated under this Section 7.1(a).

          (b) Subject to the terms of this Agreement, in the event that the Company receives from the Series B Initiating Holders at any time six (6) months after the closing of the Company's initial public offering of Ordinary Shares under a Registration Statement (other than a Registration of securities in a Rule 145 transaction or of securities being offered to the employees of the Group Companies pursuant to a stock option, stock purchase or similar plan, a Registration on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities, or a Registration in which the only Ordinary Shares issuable upon conversion of debt securities that are also being Registered), a written request that the Company effect any Registration with respect to the Series B Registrable Securities on a form other than Form F-3 for an offering of the then outstanding Series B Registrable Securities, the Company shall (x) within ten (10) days of the receipt thereof, give written notice of the proposed Registration to all other holders of the Registrable Securities, and (y) as soon as practicable, use commercially reasonable efforts to effect the Registration of the Series B Registrable Securities specified in the request, together with any Registrable Securities of any other Holder of Registrable Securities as are specified in a written request from such Holder given within twenty (20) days after written notice from the Company. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 7.1(b) after the Company has effected two (2) Registrations pursuant to this Section 7.1(b) and each Registration has been declared effective. The substantive provisions of Section 7.5 in respect of the Series B Registrable Securities shall be applicable to the Registration initiated under this Section 7.1(b).

          7.2 Request for Registration on Form F-3.

          (a) If the Series A Initiating Holders request that the Company file a Registration Statement on Form F-3 (or any successor form to Form F-3, or any comparable form for a Registration in a jurisdiction other than the United States) for a public offering, of shares of Series A Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of Selling Expenses, would not be less than US$5,000,000, and the Company is a registrant entitled to use Form F-3 or comparable form to Register the Series A Registrable Securities for an offering, the Company shall use commercially reasonable efforts to cause those Series A Registrable Securities to be Registered for the offering on that form and to cause those Series A Registrable Securities to be qualified in jurisdictions as the Holder or Holders of the Series A Registrable Shares may reasonably request. The Company shall not be required to effect more than one Registration pursuant to this Section 7.2(a) in any twelve (12) month period. The substantive provisions of Section 7.5 in respect of the Series A Registrable Securities shall be applicable to each Registration initiated under this Section 7.2(a).

          (b) If the Series B Initiating Holders request that the Company file a Registration Statement on Form F-3 (or any successor form to Form F-3, or any comparable form for a Registration in a jurisdiction other than the United States) for a public offering, of shares of Series B Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of Selling Expenses, would not be less than US$5,000,000, and the Company is a registrant entitled to use Form F-3 or comparable form to Register the Series B Registrable Securities for an offering, the Company shall use commercially reasonable efforts to cause those Series B Registrable Securities to be Registered for the offering on that form and to cause those Series B Registrable Securities to be qualified in jurisdictions as the Holder or Holders of the Series B Registrable Shares may reasonably request. The Company shall not be required to effect more than one Registration pursuant to this Section 7.2(b) in any twelve (12) month period. The substantive provisions of Section 7.5 in respect of the Series B Registrable Securities shall be applicable to each Registration initiated under this Section 7.2(b).

          7.3 Right of Deferral. Notwithstanding anything in this Section 7 to the contrary, the Company shall not be obligated to file a Registration Statement pursuant to this Section 7:

          (a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting that Registration, qualification, or compliance, unless the Company is already subject to service in that jurisdiction and except as may be required by the Securities Act or other applicable law in a jurisdiction other than the United States in which the Registration is being effected;

          (b) if the Company, within fifteen (15) days of the receipt of the request of any Series A Initiating Holder(s), gives notice of its bona fide intention to effect the filing of a Registration Statement with the Commission or comparable regulatory agency for a Registration in a jurisdiction other than the United States (other than a Registration of securities in a Rule 145 transaction or of securities being offered to the employees of the Group Companies pursuant to a stock option, stock purchase or similar plan, a registration relating to a corporate reorganization, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Series A Registrable Securities, or a registration in which the only Ordinary Shares being registered is Ordinary Shares issuable upon conversion of debt securities that are also being registered), then the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Holders of the Series A Registrable Shares requesting Registration pursuant to Section 7.1(a) or Section 7.2(a), provided that the Company may not utilize this right more than once in every twelve (12) month period and that the Company shall not Register any other shares during such twelve (12) month period. Any Registration of Series A Registrable Securities as a result of such efforts shall be deemed to have been initiated by the Company, not by the Series A Initiating Holders under Section 7.1(a), and the original request by the Series A Initiating Holders to Register Registrable Securities shall instead be deemed a request to include the Series A Registrable Securities specified in the request in such Registration under Section 8;

          (c) if the Company, within fifteen (15) days of the receipt of the request of any Series B Initiating Holder(s), gives notice of its bona fide intention to effect the filing of a Registration Statement with the Commission or comparable regulatory agency for a Registration in a jurisdiction other than the United States (other than a Registration of securities in a Rule 145 transaction or of securities being offered to the employees of the Group Companies pursuant to a stock option, stock purchase or similar plan, a registration relating to a corporate reorganization, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Series B Registrable Securities, or a registration in which the only Ordinary Shares being registered is Ordinary Shares issuable upon conversion of debt securities that are also being registered), then the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Holders of the Series B Registrable Shares requesting Registration pursuant to Section 7.1(b) or Section 7.2(b), provided that the Company may not utilize this right more than once in every twelve (12) month period and that the Company shall not Register any other shares during such twelve (12) month period. Any Registration of Series B Registrable Securities as a result of such efforts shall be deemed to have been initiated by the Company, not by the Series B Initiating Holders under Section 7.1(b), and the original request by the Series B Initiating Holders to Register Registrable Securities shall instead be deemed a request to include the Series B Registrable Securities specified in the request in such Registration under Section 8;

          (d) within one hundred eighty (180) days immediately following the effective date of any Registration Statement pertaining to the securities of the Company (other than a Registration of securities in a Rule 145 transaction or of securities being offered to the employees of the Group Companies pursuant to a stock option, stock purchase or similar plan, a Registration relating to a corporate reorganization, a Registration on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of any Series A Registrable Securities or any Series B Registrable

Securities, or a Registration in which the only Ordinary Shares being Registered is Ordinary Shares issuable upon conversion of debt securities that are also being Registered);

          (e) in the case of a proposed Registration under Section 7.1(a) or
Section 7.2(a), if the Company furnishes to the Series A Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its shareholders for a Registration Statement to be filed in the near future. Then the Company's obligation to use its commercially reasonable efforts to file a Registration Statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file the Registration by such Holder provided that the Company shall not exercise the right contained in this Section 7.3(e) more than once in any twelve (12) month period and provided further, that during such one hundred twenty (120) day period the Company shall not file a Registration Statement with respect to the public offering of securities of the Company (other than a Registration of securities in a Rule 145 transaction or of securities being offered to the employees of the Group Companies pursuant to a stock option, stock purchase or similar plan, a Registration on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Series A Registrable Securities, or a Registration in which the only Ordinary Shares issuable upon conversion of debt securities that are also being Registered); or

          (f) in the case of a proposed Registration under Section 7.1(b) or
Section 7.2(b), if the Company furnishes to the Series B Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its shareholders for a Registration Statement to be filed in the near future. Then the Company's obligation to use its commercially reasonable efforts to file a Registration Statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file the Registration by such Holder provided that the Company shall not exercise the right contained in this Section 7.3(f) more than once in any twelve (12) month period and provided further, that during such one hundred twenty (120) day period the Company shall not file a Registration Statement with respect to the public offering of securities of the Company (other than a Registration of securities in a Rule 145 transaction or of securities being offered to the employees of the Group Companies pursuant to a stock option, stock purchase or similar plan, a Registration on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Series B Registrable Securities, or a Registration in which the only Ordinary Shares issuable upon conversion of debt securities that are also being Registered).

          7.4 Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of any Holder under this
Section 7 may, subject to the provisions of Section 7.5, include Ordinary Shares of the Company other than Registrable Securities.

          7.5 Underwriting in Demand Registration.

          (a) Notice of Underwriting.

               (i) If the Series A Initiating Holders intend to distribute the Series A Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7, and the Company shall include that information in the written notice referred to in Section 7.1(a) or 7.2(a) of this Agreement. In such event, the right of any Holder of the Series A Registrable Securities to Registration pursuant to this Section 7 shall be conditioned upon such Holder's agreement to participate in the underwriting arrangement required by this
Section 7.5 in respect of the Series A Registrable Securities, and the inclusion of that Holder's Series A Registrable Securities in the underwriting to the extent provided herein. The Company shall (together with all Holders of the Series A Registrable Securities proposing to distribute their securities through the underwriting) enter into an underwriting agreement with the representative (the "UNDERWRITERS' REPRESENTATIVE") of the underwriter or underwriters selected for the underwriting by the Company and reasonably acceptable to Holders of a majority of the Series A Registrable Securities that are being proposed to be distributed through such underwriting.

               (ii) If the Series B Initiating Holders intend to distribute the Series B Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7, and the Company shall include that information in the written notice referred to in Section 7.1(b) or 7.2(b) of this Agreement. In such event, the right of any Holder of the Series B Registrable Securities to Registration pursuant to this Section 7 shall be conditioned upon such Holder's agreement to participate in the underwriting arrangement required by this
Section 7.5 in respect of the Series B Registrable Securities, and the inclusion of that Holder's Series B Registrable Securities in the underwriting to the extent provided herein. The Company shall (together with all Holders the Series B Registrable Securities proposing to distribute their securities through the underwriting) enter into an underwriting agreement with the representative (the "UNDERWRITERS' REPRESENTATIVE") of the underwriter or underwriters selected for the underwriting by the Company and reasonably acceptable to Holders of a majority of the Series B Registrable Securities that are being proposed to be distributed through such underwriting.

          (b) Inclusion of Other Holders in Demand Registration.

               (i) If the Company, officers or directors of the Company holding Ordinary Shares other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion of such Ordinary Shares or other securities in the Registration, the Series A Initiating Holders or the Series B Initiating Holders, as the case may be and to the extent they deem advisable and consistent with the goals of that Registration, may, in their reasonable discretion, on behalf of all Series A Holders (in the case of the Series A Initiating Holders) or on behalf of all Series B Holders (in the case of the Series B Initiating Holders), as the case may be, offer to any or all of the Company, those officers or directors, and the holders of securities other than Registrable Securities that such Ordinary Shares or other securities be included in the underwriting and may condition that offer on the acceptance by those persons of the terms of this Section 7.

               (ii) If the number of shares included pursuant to Section 7.5(b)(i) exceeds the number of shares of Series A Registrable Securities included by all Holders of the Series A Registrable Securities, the Registration shall be treated as governed by Section 8 of this

Agreement in respect of the Series A Registrable Securities rather than this
Section 7, and it shall not count as a Registration for purposes of this Section 7 in respect of the Series A Registrable Securities.

               (iii) If the number of shares included pursuant to Section 7.5(b)(i) exceeds the number of shares of Series B Registrable Securities included by all Holders of the Series B Registrable Securities, the Registration shall be treated as governed by Section 8 of this Agreement in respect of the Series B Registrable Securities rather than this Section 7, and it shall not count as a Registration for purposes of this Section 7 in respect of the Series B Registrable Securities.

          (c) Marketing Limitation in Demand Registration.

               (i) Notwithstanding anything in this Section 7 to the contrary, if the Underwriters' Representative advises the Series A Initiating Holders in writing that marketing factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the Series A Initiating Holders shall so advise all Holders of Series A Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Series A Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Series A Registrable Securities entitled to inclusion in that Registration held by such Holders of the Series A Registrable Securities at the time of filing the Registration Statement; provided that securities described in Section 7.5(b)(i) shall first be excluded from such Registration, and that at least twenty-five percent (25%) of the Registrable Securities requested by the Series A Initiating Holders to be included in such Registration and underwriting shall be so included. No Series A Registrable Securities or other securities excluded from the underwriting by reason of this Section 7.5(c)(i) shall be included in such Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company and the Underwriters' Representative may round the number of shares allocated to any Holder of the Series A Registrable Securities to the nearest one hundred (100) shares.

               (ii) Notwithstanding anything in this Section 7 to the contrary, if the Underwriters' Representative advises the Series B Initiating Holders in writing that marketing factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the Series B Initiating Holders shall so advise all Holders of Series B Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Series B Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Series B Registrable Securities entitled to inclusion in that Registration held by such Holders of the Series B Registrable Securities at the time of filing the Registration Statement; provided that securities described in Section 7.5(b)(i) shall first be excluded from such Registration, and that at least fifteen percent (15%) of the Registrable

Securities requested by the Series B Initiating Holders to be included in such Registration and underwriting shall be so included. No Series B Registrable Securities or other securities excluded from the underwriting by reason of this
Section 7.5(c)(ii) shall be included in such Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company and the Underwriters' Representative may round the number of shares allocated to any Holder of the Series B Registrable Securities to the nearest one hundred (100) shares.

          (d) Right of Withdrawal in Demand Registration. If any Holder of Registrable Securities or, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the Underwriter's Representative, and the Series A Initiating Holders or the Series B Initiating Holders, as the case may be, delivered at least seven (7) Business Days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement, and such securities shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of such Registration, or such other period of time as the underwriters may require.

          7.6 Other Securities Laws in Demand Registration. In the event of any Registration pursuant to this Section 7, the Company shall exercise its commercially reasonable endeavors to Register and qualify the securities covered by the Registration Statement under the securities laws of any other jurisdictions in the United States as shall be reasonably appropriate for the distribution of the securities; provided, however, that: (a) the Company shall not be required to do business or to file a general consent to service of process in any such state or jurisdiction; and (b) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, the expenses shall be payable pro rata by the selling shareholders.

          7.7 Other Registration Rights. The Company and the Founder hereby jointly and severally (i) represent and warrant to the Preferred Shareholders that the Company has not granted any rights to any shareholder or other person with respect to the Registration of securities of the Company and (ii) covenant that the Company will not, and the Founder will not permit the Company to, grant any such rights to any Person without the prior written consent of each of (a) Holders holding at least a majority of the Series A Registrable Securities and
(b) the Lead Series B Shareholder.

     SECTION 8. Piggyback Registration.

          8.1 Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, if the Company decides to Register any of its Ordinary Shares (either for its own account or the account of a security holder or holders (other than Holders exercising their demand rights pursuant to Section 7 of this Agreement)) (other than a Registration relating solely to the sale of securities to participants in a Company stock plan, a Registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act, a Registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a Registration in which the only Ordinary Shares being registered is Ordinary Shares issuable upon conversion of debt securities that are also being Registered), the Company shall: (a) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify those securities under the applicable Blue Sky or other securities laws); and
(b) include in that Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within twenty (20) days after delivery of the written notice from the Company. The Company shall have the right to terminate or withdraw any Registration initiated by it under this Section 8 prior to the effectiveness of such Registration whether or not any Holder has elected to include securities in such Registration.

          8.2 Underwriting in Piggyback Registration.

          (a) Notice of Underwriting in Piggyback Registration. If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.1. In such event, the right of any Holder to Registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this
Section 8. All Holders proposing to distribute their securities through the underwriting shall (together with the Company and any other holders distributing their securities through the underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 8.

          (b) Marketing Limitation in Piggyback Registration. Notwithstanding anything in this Section 8 to the contrary, if the Underwriter's Representative advises the Holders seeking Registration of Registrable Securities pursuant to this Section 8 in writing that marketing factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriters' Representative (subject to the allocation priority set forth in Section 8.2(c)) may:

               (i) in the case of the Company's initial public offering pursuant to a Registration Statement, exclude some or all Registrable Securities from the Registration and underwriting; and

               (ii) in the case of any Registered public offering subsequent to the initial public offering, limit the number of shares of Registrable Securities to be included in the Registration and underwriting, to not less than thirty-five percent (35%) of the Series A Registrable Securities and not less than twenty five percent (25%) of the Series B Registrable Securities requested to be included in the Registration.

          (c) Allocation of Shares in Piggyback Registration. If the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to Section

8.2(b), the number of shares to be included in the Registration shall be allocated among all other Holders and other holders of securities (other than Registrable Securities) requesting and legally entitled to include securities in that Registration, in the following order of priority:

               (i) first, to the Company, to the extent it is offering shares for its own account; and

               (ii) next, to Holders of Registrable Securities requesting inclusion of Registrable Securities in the offering, in proportion, as nearly as practicable, to the respective amounts of securities (including the Registrable Securities), which such Holders would otherwise be entitled to include in the Registration;

               (iii) next, to the other holders requesting inclusion of such securities (other than Registrable Securities) in the offering, in proportion, as nearly as practicable to the respective amounts of securities which such other holders would otherwise be entitled to include in the Registration.

          For any Registration subsequent to an initial public offering, the number of Registrable Securities that may be included in the Registration and underwriting under Section 8.2(b)(ii) shall not be reduced to (i) less than thirty-five percent (35%) of the Series A Registrable Securities without the prior consent of at least a majority of the Holders of the Series A Registrable Securities who have requested their Series A Registrable Securities to be included in the Registration and underwriting or (ii) less than twenty five percent (25%) of the Series B Registrable Securities requested to be included in the Registration without the prior consent of the Lead Series B Shareholder who has requested its Series B Registrable Securities be included in the Registration and underwriting. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 8.2(c) shall be included in the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company and the Underwriters' Representative may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

          (d) Withdrawal in Piggyback Registration. If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the Underwriter's Representative delivered at least seven days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

     SECTION 9. Expenses of Registration.

          (a) All Registration Expenses reasonably incurred in connection with up to two (2) Registrations pursuant to Section 7.1(a), two (2) Registrations pursuant Section 7.1(b) and unlimited Registrations pursuant to Sections 7.2 and 8 shall be borne by the Company. All Registration Expenses incurred in connection with any other Registration, qualification or compliance shall be apportioned among the Holders, and other holders, including the Company, of the securities so Registered on the basis of the number of shares Registered.

          (b) Notwithstanding the above, the Company shall not be required to pay for any expenses of any Registration proceeding commenced pursuant to
Section 7 if (i) in the case
of a Registration under Section 7.1(a), the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Series A Registrable Securities to be Registered (which Holders shall bear those expenses), unless the Holders of a majority of the Series A Registrable Securities agree to forfeit their right to one (1) corresponding Registration pursuant to Section 7.1(a) and (ii) in the case of a Registration under Section 7.1(b), the Registration request is subsequently withdrawn at the request of the Lead Series B Shareholder (which Holders shall bear those expenses), unless the Lead Series B Shareholder agrees to forfeit its right to one (1) corresponding Registration pursuant to Section 7.1(b); provided, however, that if at the time of such withdrawal, such Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to such Holders at the time of their request for such Registration, and have withdrawn their request for Registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any such expenses and such Registration shall not constitute the use of a Registration under Section 7. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares Registered.

     SECTION 10. Termination of Registration Rights. The rights of any Holder to cause the Company to Register securities granted under Sections 7 and 8 and to receive notices pursuant to Section 7 and Section 8 of this Agreement shall terminate on the earlier of: (a) five (5) years after the consummation of a Qualified IPO; (b) with respect to such Holder, after a Qualified IPO or the Company's initial public offering of securities pursuant to a Registration Statement, if following such Qualified IPO or initial public offering, such Holder, together with its Affiliates, holds less than one percent (1%) of the outstanding Ordinary Shares, (c) with respect to such Holder, when such Holder is eligible to sell all of the Registrable Securities held by it (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under Rule 144) either (i) under Rule 144 within any ninety (90) day period without volume limitations or (ii) under Rule 144(k), or (d) with respect to such Holder's right with respect to Registration of Registrable Securities in any jurisdiction other than the United States, when that Holder is eligible to sell all of its Registrable Securities under a provision of that jurisdiction's securities laws comparable to Rule 144 or 144(k).

     SECTION 11. Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the Commission (or comparable regulatory agency with respect to a Registration in a jurisdiction other than the United States) a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause that Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to ninety (90) days, or if earlier, until the distribution contemplated by the Registration has been completed.

          (b) Prepare and file with the Commission (or comparable regulatory agency for a Registration in a jurisdiction other than the United States), such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act

(or, with respect to a Registration in a jurisdiction other than the United States, other applicable law in a jurisdiction other than the United States) with respect to the disposition of all securities covered by such Registration Statement;

          (c) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by the Securities Act (or, with respect to a Registration in a jurisdiction other than the United States, other applicable law in a jurisdiction other than the United States), and such other documents as the underwriters may reasonably request in order to facilitate the disposition of such Registrable Securities;

          (d) Otherwise use its commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the Commission, and make available to the securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months after the effective date of such Registration Statement, which earnings statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158;

          (e) Use its commercially reasonable efforts to Register and qualify the securities covered by the Registration Statement under the securities or Blue Sky laws of any other jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or file a general consent to service of process in any such states or jurisdictions, and provided further that if any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders;

          (f) Appoint a qualified independent underwriter, if necessary under the circumstances or if reasonably requested by the Holders of more than fifty percent (50%) of the Registrable Securities in any Registration made pursuant to the terms hereof;

          (g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, provided that each Holder participating in the underwriting shall also enter into and perform its obligations under such an agreement;

          (h) Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (i) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration;

          (j) Use its commercially reasonable efforts to furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that Registrable Securities are delivered to the underwriters for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of such Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a "comfort" letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any; and

          (k) Use its commercially reasonable efforts to list the Registrable Securities on the primary exchange upon which similar securities issued by the Company are then traded.

     SECTION 12. Information Furnished by Holder. It shall be a condition precedent of the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company information regarding such Holder, the Registrable Securities held by it and the distribution of such Registrable Securities proposed by such Holder as the Company may reasonably request.

     SECTION 13. Indemnification.

          13.1 Company's Indemnification of the Holders. In the event any Registrable Securities are included in a Registration Statement under this Agreement, to the extent permitted by law, the Company shall indemnify each Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder, with respect to which Registration, qualification, or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls such underwriter within the meaning of Section 15 of the Securities Act against all claims, losses, damages, liabilities, or actions in respect thereof (collectively, "DAMAGES") arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any Registration, qualification, or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Company and relating to action or inaction required of the Company in connection with any Registration, qualification, or compliance, and the Company shall reimburse each such Holder, its directors, partners, legal counsel and independent accountant, each such underwriter, and each such person who controls such Holder or any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 13.1 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any case to the extent that any Damages arise out of or are based upon any untrue statement or omission based upon written information furnished to the Company by a Holder, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company.

          13.2 Holder's Indemnification of Company. In the event any Registrable Securities are included in a Registration Statement under this Agreement, to the extent permitted by law, each Holder shall, if Registrable Securities held by that Holder are included in the securities as to which Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by the Registration Statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, and constituent partners, and each person controlling such other Holder, against all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to such Holder and relating to action or inaction required of such Holder in connection with any Registration, qualification, or compliance, and shall reimburse the Company, such other Holders, directors, officers, partners, persons, law firms and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that the untrue statement (or alleged untrue statement) or omission (or alleged omission) or violation is made in that Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 13.2 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and provided, further, that such Holder's liability under this Section 13.2 shall not exceed the Holder's proceeds (less underwriting discounts and selling commissions) from the offering of securities made in connection with such Registration, except in the case of fraud or willful misconduct by such Holder.

          The obligations of the Holders under this Section 13.2 shall be several, and not joint and several, among the Holders whose Registrable Securities are included in the Registration.

          13.3 Condition to Indemnity. The foregoing indemnity agreements of the Company and the Holders are subject to the condition that, insofar as they relate to any violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the Registration Statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          13.4 Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 13 of notice of the commencement of any action, the indemnified party shall, if a claim is to be made against an indemnifying party under this Section 13, notify the indemnifying party in writing of the commencement thereof and generally summarize the action. The indemnifying party shall have the right to participate in and to assume the defense of that claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of the claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Holders in conducting the defense of the action, suit, or proceeding by reason of recognized claims for indemnity under this Section 13, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by counsel to be necessary to protect the interests of such party. The failure to notify an indemnifying party promptly of the commencement of any action, if prejudicial to the ability of the indemnifying party to defend the action, shall relieve the indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 13, but the omission to notify the indemnifying party shall not relieve the party of any liability that the party may otherwise have to any indemnified party otherwise under this
Section 13.

          13.5 Contribution. If the indemnification provided for in this Section 13 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damages, then the indemnifying party, in lieu of indemnifying the indemnified party hereunder, shall contribute to the amount paid or payable by the indemnified party as a result of those Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in Damages as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying or the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the statement or omission. No Holder will be required to contribute any amount in excess of the net proceeds received from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement, except in the case of fraud or willful misconduct by such Holder; and no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          13.6 Conflicts. Notwithstanding the foregoing, to the extent that provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided however, that the provision in any such underwriting agreement pertaining to indemnification and contribution will be
(i) substantially similar to those contained herein, or (ii) typical of such provisions found in underwriting agreements of companies similarly situated to the Company.

          13.7 Survival of Obligations. The obligations of the Company and Holders under this Section 13 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which admits fault on behalf of the indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

     SECTION 14. Lock-Up. Each Holder hereby agrees that, if requested by the Company or the Underwriter's Representative (if any) in connection with the Company's initial public offering, such Holder shall not sell, contract to sell, make any short sale of, loan, grant any option for the purchase of, pledge, charge or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company or the Underwriter's Representative, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) following the effective date of a Registration Statement of the Company filed under the Securities Act (or other applicable law in a jurisdiction other than the United States in which a Registration occurred) as may be requested by the Underwriter's Representative or pursuant to any regulations or rules of the stock exchange on which shares of the Company are listed. The obligations of Holders under this Section 14 shall be conditioned upon similar agreements being in effect with each other shareholder who is an officer, director, or five percent (5%) shareholder of the Company. The Company shall not release any of the shareholders who is an officer, director, or five percent (5%) shareholder of the Company from the lock-up without first releasing the Holders.

     SECTION 15. No Action Letter. Notwithstanding anything else in this Agreement, if: (a) the Company obtains from the Commission (or comparable regulatory agency in case of Registration in a jurisdiction other than the United States) a "no-action" letter in which the Commission or such comparable regulatory agency has indicated that it will take no action if, without Registration under the Securities Act or comparable law, any Holder disposes of Registrable Securities covered by any request for Registration made under
Section 7 of this Agreement in the specific manner in which the Holder proposes to dispose of Registrable Securities included in that request (such as including, without limitation, inclusion of the Registrable Securities in an underwriting initiated by either the Company or the Holders) and that the Registrable Securities may be sold to the public without Registration in accordance with an established procedure or Rule-based "safe harbor" without unreasonable legal risk or uncertainty, then the Registrable Securities included in the request shall not be eligible for Registration under this Agreement. Any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 15 does not apply. The Registration rights of the Holders of Registrable Securities set forth in this Agreement are conditioned upon the conversion of the Registrable Securities with respect to which Registration is sought into Ordinary Shares prior to the effective date of the Registration Statement.

     SECTION 16. Reports Under the Exchange Act. With a view to making available to Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the

Company to the public without Registration or pursuant to a Registration on Form F-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the public so long as the Company is subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act;

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon written request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first Registration Statement filed by the Company), the Securities Act, and the Exchange Act (at any time after it has become subject to reporting requirements thereunder), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and any other reports and documents filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without Registration or pursuant to that form;

          (d) with respect to a Registration in a jurisdiction other than the United States, take actions similar to those set forth in paragraphs (a), (b),
(c) and (d) of this Section 16 with a view to making available to Holders the benefits of the corresponding provision or provisions of that jurisdiction's securities laws; and

          (e) at the request of a Holder, use its best efforts to enable such Holder to sell the maximum number of Registrable Securities permitted under Rule 144, including without limitation promptly issuing appropriate instructions to the Company's share transfer agent to remove legends from such Holder's share certificates, causing the Company's counsel to issue legal opinions to support such instructions, and if applicable promptly issuing appropriate instructions to the Company's share registrar and depository agent to convert such Holder's shares into depository receipts or similar instruments to be deposited into such Holder's brokerage account(s). The Company acknowledges that time is of the essence with respect to its obligations under this Section 16(e), and that any unreasonable delay will cause the Holders irreparable harm and constitutes a material breach of its obligations hereunder.

     SECTION 17. Transfer of Rights. The rights to cause the Company to Register Registrable Securities under this Agreement may be assigned (but only with all related obligations) by a Holder to (i) another Holder of Registrable Securities who already possesses registration rights granted under this Agreement, (ii) a transferee or assignee acquiring five percent (5%) or more of the Ordinary Shares Equivalent, (iii) an affiliated limited partnership, a limited partner, or general partner or other Affiliates of a Holder, provided that (x) the Company is, within reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (y) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and (z) such Holder shall procure that the transferee or assignee of such Holder's Registrable Securities execute a deed of adherence to this Agreement.

     SECTION 18. Legend; Stop Transfer Instructions.

          18.1 Legend.

          (a) Each certificate representing shares or securities of the Company now or hereafter owned by Shareholders who are not U.S. persons (as such term is defined by Regulation S under the Securities Act) and any transferee of such shares and securities shall be endorsed with the following legend:

          "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT BY AND BETWEEN THE HOLDER HEREOF, THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON THEIR CONVERSION (IF APPLICABLE) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS BY OR ON BEHALF OF ANY U.S. PERSON, UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. IN ORDER TO TRANSFER OR EXERCISE ANY INTEREST IN THESE SECURITIES, THE BENEFICIAL HOLDER MUST FURNISH TO THE COMPANY EITHER (A) A WRITTEN CERTIFICATION THAT IT IS NOT A U.S. PERSON AND THE PREFERRED SHARES ARE NOT BEING CONVERTED ON BEHALF OF A U.S. PERSON OR (B) A WRITTEN OPINION OF COUNSEL TO THE EFFECT THAT THE SECURITIES DELIVERED UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR THAT THE DELIVERY OF SUCH SECURITIES IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH BENEFICIAL HOLDER BY ACCEPTING AN INTEREST IN THESE SECURITIES AGREES THAT ANY HEDGING TRANSACTION INVOLVING SUCH SECURITIES OR THE SECURITIES TO BE ISSUED UPON CONVERSION OF SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. TERMS IN THIS LEGEND HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

          (b) Each certificate representing shares or securities of the Company now or hereafter owned by Shareholders who are U.S. persons (as such term is defined by Regulation S under the Securities Act) (the "RESTRICTED SECURITIES") and any transferee of the Restricted Securities shall be endorsed with the following legend:

          "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT BY AND BETWEEN THE HOLDER HEREOF, THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON THEIR CONVERSION (IF APPLICABLE) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AMENDED (THE "SECURITIES ACT"). THESE SECURITIES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144(A)(3) UNDER THE SECURITIES ACT, AND MAY ONLY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED (1) INSIDE THE UNITED STATES TO A PERSON WHOM THE HOLDER AND THE BENEFICIAL OWNER REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT,
     (2) OUTSIDE THE UNITED STATES TO A PERSON OTHER THAN A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IF AVAILABLE), OR
     (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSION OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES. THE PURCHASER OF THESE SECURITIES, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES THE RESTRICTIONS ON THE TRANSFER OF THESE SECURITIES SET FORTH HEREIN AND AGREES THAT IT SHALL TRANSFER THESE SECURITIES ONLY AS PROVIDED IN THE FOREGOING TRANSFER RESTRICTIONS.

          IF REQUESTED BY THE COMPANY OR BY ITS AGENT, THE PURCHASER AGREES TO PROVIDE THE INFORMATION NECESSARY TO DETERMINE WHETHER THE TRANSFER OF THESE SECURITIES IS PERMISSIBLE UNDER THE SECURITIES ACT."

          In connection with any transfer of the Restricted Securities, the Shareholders and transferee of the Restricted Securities will deliver to the Company such opinions or counsel, certificates and/or other information as the Company may reasonably require in form reasonably satisfactory to the Company to confirm that the transfer complied with the foregoing transfer restrictions, as applicable. In the case of a transfer of the Restricted Securities pursuant to Rule 144A under the Securities Act, the Company shall make available to holders and transferees of such Restricted Securities a form of investor representation letter, substantially in the form attached hereto as Appendix A (the "INVESTOR REPRESENTATION LETTER"), and shall not effect in its share register any attempted transfer of such Restricted Securities in violation of the foregoing transfer restrictions or without delivery of an Investor Representation Letter duly executed by the transferee of such Restricted Securities.

          18.2 Stop Transfer Instructions. The Parties hereto agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section
18.1 to enforce the provisions of this Agreement, and the Company agrees promptly to do so.

     SECTION 19. Covenants.

          (a) In addition to any other rights provided by law and the provisions of the Articles of Association or Memorandum of Association of the Company, the Company and the Founder shall not, and shall procure that the Company and the Operating Subsidiary shall not, without first obtaining the affirmative vote of the Majority of the Series A Shareholders and the Lead Series B Shareholder then outstanding, voting as separate classes, or a written consent of each of the Majority of the Series A Shareholders and the Lead Series B Shareholder:

               (i) Issue or sell any equity, equity-related or debt securities of any Group Company, other than (i) Ordinary Shares to be issued upon conversion of the Series A Preferred Shares or the Series B Preferred Shares, (ii) upon the exercise of the TB Management Warrant, and (iii) upon the exercise of options granted under stock option plans approved by the Board, provided that the number of such Ordinary Shares shall not exceed five percent (5%) of the Ordinary Shares Equivalent after giving effect to the closing of the issuance of the Series B Shares under the Series B Purchase Agreement;

               (ii) Redeem, acquire or otherwise purchase any Ordinary Shares or any preferred stock or any other securities of the Company, or any equity or securities of other Group Companies, other than any such securities from an employee or consultant of the Company upon termination of such person's employment or consulting arrangement, as the case may be, with the Company or in connection with a corporate reorganization within the Group (as approved by the Board (including the approval of each of the Series A Nominee and the Series B Nominee);

               (iii) Make any acquisitions, merger or consolidation, enter into a joint venture arrangement or incorporate any subsidiary in excess of US$3 million in aggregate, unless such action and the terms thereof have been approved by the

          Board (including the approval of each of the Series A Nominee and the Series B Nominee); provided, however, that the foregoing provision shall not apply in the event that the Company or any Subsidiary forms a joint venture enterprise outside the PRC with an aggregate investment amount of less than US$5 million;

               (iv) Acquire any shares, securities or interests in any Person other than an Affiliate of the Company in excess of US$ 3 million in aggregate, including any joint venture entities in which the Company or its Affiliates hold an equity interest, in excess of US$ 3 million in aggregate, unless such action and the terms thereof have been approved by the Board (including the approval of each of the Series A Nominee and the Series B Nominee);

               (v) Sell, lease, dispose of or otherwise transfer all or substantially all of the assets of any Group Company;

               (vi) Incur any indebtedness or assume any financial obligation or issue, assume, guarantee or create any liability for borrowed money from any Person other than an Affiliate of the Company in excess of US$3 million in aggregate at any time outstanding unless such liability is incurred (A) pursuant to a budget or business plan approved by (x) the Board and (y) the Majority of the Series A Shareholders and the Lead Series B Shareholder, voting as two separate classes (the "BUDGET" or the "BUSINESS PLAN", as applicable), or (B) otherwise approved by the Board (including the approval of each of the Series A Nominee and the Series B Nominee);

               (vii) Extend any loan to, or guarantee any indebtedness or financial obligations of, any Person other than an Affiliate of the Company, including any joint venture entities in which the Company or its Affiliates hold an equity interest unless pursuant to a Budget or Business Plan or otherwise approved by the Board (including the approval of each of the Series A Nominee and the Series B Nominee);

               (viii) Approve or make any capital expenditure in excess of US$3 million of any Group Company unless such capital expenditure is made pursuant to a Budget or Business plan or otherwise approved by the Board (including the approval of each of the Series A Nominee and the Series B Nominee);

               (ix) Enter into any transaction with the Founder or any of their respective Affiliates in excess of US$1 million in aggregate, unless in connection with an employment or consulting arrangement with a Group Company approved by the Compensation Committee of the Board (including the approval of each of the Series A Nominee and the Series B Nominee);

               (x) Enter into any transaction with any other Group Company or any of their respective Affiliates in excess of US$3 million in aggregate, except for any purchase of silicon raw materials by the Operating Subsidiary from any of its Affiliates or any purchase or supply of PV products among the Operating Subsidiary and its non-PRC Subsidiaries; provided, however, that (i) the Company shall certify in writing to the Lead Series B Shareholder within one (1) month after such transaction that such transaction is on an arm length basis and in the ordinary course of business, and (ii) to the extent applicable, the establishment of such non-PRC Subsidiaries shall be approved by each of the Preferred Shareholder Nominees in writing.

               (xi) Approve annual budgets and business plans;

               (xii) Appoint, terminate or change the terms of employment (including an increase in compensation in a twelve-month period by more than ten percent (10%) in the aggregate compared to the immediately preceding twelve-month period) with respect to the ten
          (10) most highly compensated employees of the Company;

               (xiii) Amend, repeal or modify the Memorandum or Articles of Association of the Company, any equivalent articles of association, joint venture contract or any by-laws, or other constitutional documents of any Group Company;

               (xiv) Declare or pay any dividends or any other distributions to any of the Shareholders;

               (xv) Make any material change in the accounting methods or policies or appoint, remove or change the independent public accountants other than as required by applicable law, regulations or accounting standards;

               (xvi) Dissolve, liquidate, wind up, recapitalize, reorganize or commence any bankruptcy proceedings with respect to any Group Company;

               (xvii) Change the principal business activities of the Company or the Operating Subsidiary's registered capital other than through a Transfer to an Affiliate of the Company or the Operating Subsidiary;

               (xviii) Effect a recapitalization, reclassification or reorganization of its shares or the or registered capital of any Group Company, unless approved by the Board (including the approval of each of the Series A Nominee and the Series B Nominee); and

               (xix) Issue or grant any securities to the chief executive officer, the chief financial officer, the chief operating officer and the chief technology officer of the Company and any person who is not an employee of a Group Company, unless such issuance and grant to such person has been approved by the Board (including the approval of each of the Series A Nominee and the Series B Nominee).

          (b) Restrictions on Transfer. Unless otherwise provided in this Agreement, the Company and the Founder undertake to the Preferred Shareholders that they will not transfer, alienate or dispose of any share capital of the Company and the Operating Subsidiary held by them (as applicable) or otherwise create any encumbrance on any share capital of the Company and the Operating Subsidiary held by them (as applicable) without the written consent of each of
(i) the Majority of the Series A Shareholders and (ii) the Lead Series B Shareholder.

          (c) Availability of Ordinary Shares. The Company hereby covenants that at all times there shall be made available, free of any liens, for issuance and delivery upon conversion of the Shares such number of Ordinary Shares or other shares in the share capital of the Company as are from time to time issuable upon conversion of the Preferred Shares, from time to time, and will take all steps necessary to increase its authorized share capital to provide for sufficient number of Ordinary Shares issuable upon conversion of the Preferred Shares.

          (d) Taxes. The Company and each Subsidiary shall pay, as soon as reasonably practicable, all lawful taxes imposed on the income, profits, property or business thereof when due and payable. The Company will reasonably cooperate and will cause the Subsidiaries to reasonably cooperate with the Investors to assist the Investors in compliance with any applicable tax Laws in the respective home country of the Investors.

          (e) Incorporation of Certain Provisions from the Articles of Association. The following provisions of the Articles of Association are hereby incorporated by reference into this Agreement and shall be enforceable as if such provisions were part of this Agreement: (i) Article 53 (Indemnification and Exculpation of Directors and Officers; and (ii) Clauses (D) (Liquidation Rights), (E) (Conversion Rights) and (F) (Redemption) of Schedule I. Notwithstanding anything to the contrary in this Agreement, (i) any amendment or waiver of any of the foregoing provisions of the Articles of Association may be effected in accordance with the terms of the Articles of Association and applicable law without regard to any terms of this Agreement (including without limitation Section 21.6 hereof), (ii) no amendment or waiver of any provision of the Articles of Association shall result in an amendment or waiver of any provision of this Agreement (except that in the case of an amendment or waiver of any of the foregoing provisions of the Articles of Association, such provisions (as amended or waived) shall automatically be incorporated by reference herein as so amended or waived without the necessity of any further action or approval of the parties to this Agreement) and (iii) no amendment or waiver of any provision of this Agreement (including without limitation this Section 19(e)) shall be deemed to effect an amendment or waiver of any provision of the Articles of Association.

          (f) Payment of Taxes. Within thirty (30) days after the consummation of the Capital Increase, the Warrantors shall procure the Operating Subsidiary to pay in full any and all amounts of the unpaid taxes and overdue social welfare funds as set forth in Section 2.10 of the Disclosure Schedules of the Series B Purchase Agreement.

          (g) FOTIC. Within thirty (30) days after the Closing, the Warrantors shall procure the Operating Subsidiary to enter into an amendment to the agreement between the Operating Subsidiary and China Foreign Economic and Trade Trust & Investment Co., Ltd., as set forth in Section 2.04 of the of the Disclosure Schedules of the Series B Purchase Agreement to the reasonable satisfaction of the Lead Series B Shareholder.

     SECTION 20. Conflict with Charter Documents. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Company's Articles or Memorandum of Association or other constitutional documents, the parties shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the extent possible under the circumstances and shall promptly take all reasonable steps to amend the conflicting constitutional documents to conform to this Agreement to the extent possible.

     SECTION 21. Miscellaneous.

          21.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of New York, without regard to principles of conflicts of law.

          21.2 Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or any breach of this Agreement, shall be initiated, maintained and finally determined by binding arbitration under the rules of conciliation and arbitration of the International Chamber of Commerce (the "ICC"); and the site of the arbitration, unless the parties agree otherwise, shall be in Hong Kong. The arbitral tribunal shall be appointed within thirty
(30) days of the notice of dispute, and shall consist of three arbitrators, one of which shall be appointed by the Preferred Shareholders and one by the Company and the third by the Preferred Shareholders and the Company jointly; provided, however, that if the Preferred Shareholders and the Company shall be unable to select the third arbitrator within such thirty (30)-day period, such third arbitrator shall be chosen by the International Court of Arbitration of the ICC. Judgment upon any award rendered may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Any award pursuant to such proceeding shall be granted in U.S. Dollars. The fees and costs of the arbitration shall be shared equally by all disputing parties. The arbitrators shall award legal fees, disbursements and other expenses to the prevailing party for such amounts as determined by the arbitrators to be appropriate.

          21.3 Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.

          21.4 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

          21.5 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the other party; (ii) when received when sent by facsimile at the number set forth below (or hereafter amended by subsequent notice to the parties hereto), with printed confirmation sheet verifying successful transmission of the facsimile; (iii) ten (10) Business Days after deposit in the mail as certified mail, postage prepaid and addressed to the other party as set forth below; or (iv) five (5) Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth below, provided that the sending party receives a confirmation of delivery from the delivery service provider.

          (a) If to the Series A Preferred Shareholder, to:

               Inspiration Partners Limited
               AZIA Center, Unit 2701B
               1233 Lujiazui Ring Road
               Shanghai, People's Republic of China 200120
               Facsimile No.: +86 21 58767238
               Attn: Shujun Li and Donglei Zhou

          (b) If to the Series B Preferred Shareholders, to their respective addresses set forth below their names in Schedule I attached hereto.

          (c) If to the Founder or the Company, to:

               Yingli Green Energy Holding Company Ltd.
               No. 3055 Middle Fuxing Road
               Baoding, People's Republic of China
               Facsimile No.: +86 312 2151 881
               Attn: Conghui Liu

          Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 21.5 by giving the other parties written notice of the new address in the manner set forth above.

          21.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Founder and Holders (other than the Founder) of at least a majority of the Registrable Securities then outstanding held by such Holders (other than the Founder). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

          21.7 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          21.8 Entire Agreement; Successors and Assigns. Except as specifically referenced in this Agreement, this Agreement, together with any Exhibits to this Agreement, constitute the entire contract among the Parties with respect to the subject matter of this Agreement. Any prior or contemporaneous agreement, discussion, understanding, or correspondence among the parties (including any prior representations or warranties given by the

Parties) regarding the purchase of shares of the Company, including the Series A Shareholders Agreement and the Prior Series B Shareholders Agreement, is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors, and assigns of the Parties to this Agreement.

          21.9 Assignability. Subject to Section 18, the rights and obligation under this Agreement shall not be assignable by any party without the prior written consent of all the other Parties, except that the assignment by the Preferred Shareholders of their rights and obligations hereunder to their respective Affiliates provided that any such Affiliate agrees in writing to be bound by all of the terms, conditions and provisions contained herein.

          21.10 Effectiveness. This Agreement shall be effective upon the Closing (as defined in the Series B Purchase Agreement) until termination thereof pursuant to Section 21.11 hereof.

          21.11 Termination. The provisions of this Agreement, except for Sections 1, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 20 and 21 and other provisions that by their express terms survive termination, shall cease to have effect immediately upon a Qualified IPO and no parties shall have any rights or obligations under these provisions (save as excepted above) save for any obligations arising in connection prior to the Qualified IPO.

          21.12 Director and Officer Insurance. If the Series B Nominee continues to be a director of the Company following a Qualified IPO, the Company shall obtain on commercially reasonable terms and maintain a director and officer insurance policy or policies with an internationally reputable insurance company and the coverage, term and policy limits of such insurance policy or policies shall be reasonably satisfactory to the Series B Nominee.

                [Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed by its respective authorized officers:

                                        YINGLI GREEN ENERGY HOLDING COMPANY
                                        LIMITED


                                        By: /s/ Liansheng Miao
                                            ------------------------------------
                                        Name: Liansheng Miao
                                        Title: Chairman and Chief Executive
                                               Officer


                                        YINGLI POWER HOLDING COMPANY LTD.


                                        By: /s/ Liansheng Miao
                                            ------------------------------------
                                        Name: Liansheng Miao
                                        Title: Director


                                        /s/ Liansheng Miao
                                        ------------------------------------
                                        Liansheng Miao

                                        SERIES A SHAREHOLDER:

                                        INSPIRATION PARTNERS LIMITED


                                        By: /s/ Shujun Li
                                            ------------------------------------
                                        Name: Shujun Li
                                        Title: Director

                                        SERIES B SHAREHOLDERS:

                                        BAYTREE INVESTMENTS (MAURITIUS) PTE LTD.


                                        By: /s/ Jeffrey Chua
                                            ------------------------------------
                                        Name: Jeffrey Chua
                                        Title: Director


                                        CREATION WAY ASSET MANAGEMENT LTD.


                                        By: /s/ Wenqi Liu
                                            ------------------------------------
                                        Name: Wenqi Liu
                                        Title: Director


                                        INCEI, S.A.


                                        By: /s/ Mao Ching Fu Lee
                                            ------------------------------------
                                        Name: Mao Ching Fu Lee
                                        Title: Chairman


                                        J.P. MORGAN SECURITIES LTD.


                                        By: /s/ Paul M. Lauritano
                                            ------------------------------------
                                        Name: Paul M. Lauritano
                                        Title: Managing Director


                                        For and on behalf of J.P. Morgan
                                        Securities (Asia Pacific) Limited as
                                        agent for J.P. Morgan Securities Ltd.

                                        BENCHMARK EUROPE II, L.P.
                                        as nominee for
                                        Benchmark Europe II, L.P.
                                        Benchmark Europe Founders' Fund II, L.P.
                                        and related individuals

                                        By: Benchmark Management (UK) LLP
                                            its manager


                                        By: /s/ John Mesrie
                                            ------------------------------------
                                            Member

                                        TB HOLDINGS LTD.


                                        By: /s/ Shujun Li
                                            ------------------------------------
                                        Name: Shujun Li
                                        Title: Director


                                        NEW HORIZON KEENSOLAR INVESTMENT CO.,
                                        LTD.


                                        By: /s/ Jianming Yu
                                            ------------------------------------
                                        Name: Jianming Yu
                                        Title: Managing Partner


                                        POPE INVESTMENTS LLC


                                        By: /s/ William P. Wells
                                            ------------------------------------
                                        Name: William P. Wells
                                        Title: President


                                        DBS NOMINEES (PRIVATE) LIMITED


                                        By: /s/ Melvin Teo Tzai Win
                                            ------------------------------------
                                        Name: Melvin Teo Tzai Win
                                        Title: Managing Director


                                        KWR INTERNATIONAL LTD.


                                        By: /s/ Mingyu Shen
                                            ------------------------------------
                                        Name: Mingyu Shen
                                        Title: Director


                                        MODERN PEAKVIEW LIMITED


                                        By: /s/ Wei Cao
                                            ------------------------------------
                                        Name: Wei Cao
                                        Title: Authorized Signatory

                                        DAEDALUS HOLDINGS, L.L.C.

                                        By: Farallon Capital Management, L.L.C.,
                                            its manager


                                        By: /s/ William F. Duhamel
                                            ------------------------------------
                                        Name: William F. Duhamel
                                        Title: Managing Member


                                        PCM DIRECT CAPITAL FUND


                                        By: /s/ Huimin Wu
                                            ------------------------------------
                                        Name: Huimin Wu
                                        Title: Director

                                        THE TRUSTEES OF COLUMBIA UNIVERSITY
                                        IN THE CITY OF NEW YORK


                                        By: /s/ NP Narvekar
                                            ------------------------------------
                                        Name: NP Narvekar
                                        Title: President and CEO, Columbia
                                               Investment Management Co., LLC

                                   SCHEDULE I

                        LIST OF THE SERIES B SHAREHOLDERS

             INVESTORS                                  ADDRESS
             ---------                                  -------
Baytree Investments (Mauritius) Pte   60B Orchard Road,
Ltd.                                  #06-18 Tower 2,
                                      The Atrium@Orchard, Singapore 238891
                                      Fax No.: +65 6821 1173
                                      Attention: Jeffrey Chua, George Chuang and
                                                 Sean Lu

Creation Way Asset Management Ltd.    Portcullis Trustnet Chambers Road Town,
                                      Tortola, British Virgin Island
                                      Fax No.: 021-6419 4108
                                      Attention: Wenqi Liu

INCEI, S.A.                           Plaza Ramon y Cajal, 1-bajo 31008 Pamplona
                                      Navarra, Spain
                                      Fax No.: _________________________________
                                      Attention: _______________________________

J.P. Morgan Securities Ltd.           125 London Wall,
                                      London, EC2Y 5AJ
                                      United Kingdom
                                      Attention: c/o Moncef M Heddad
                                      26/F Chater House
                                      8 Connaught Road
                                      Central, Hong Kong
                                      Fax No.: +852 2800 4613

Benchmark Europe II., L.P.            20 Balderton Street, London W1K 6TL United
as nominee for                        Kingdom
Benchmark Europe II, L.P.             Fax No: +44(0)20 7016 6810
Benchmark Europe Founders' Fund II,   Attention: Jerome Misso / John Mesrie
L.P.
and related individuals

TB Holdings Ltd.                      AZIA Center, Unit 2701B,1233 Lujiazui Ring
                                      Road Shanghai P.R.China 200120
                                      Fax No.: +86 21 5876 7238
                                      Attention: Shujun Li and Donglei Zhou

The Trustees of Columbia University   405 Lexington Ave. 63rd floor
in the City of New York               New York, NY 10174
                                      Fax No.: _________________________________
                                      Attention: _______________________________

New Horizon Keensolar Investment      Jin Bao Tower 1204, 89 Jin Bao Street,
Co., Ltd                              Dongcheng District, Beijing China 100005
                                      Fax No.: +86 10-8522-1231
                                      Attention: Kawada Hanae

Pope Investments LLC                  5100 Poplar Avenue, Suite 805
                                      Memphis, TN 38137
                                      USA
                                      Fax No.: +1-901-763-4229
                                      Attention: William P. Wells, President

Daedalus Holdings, L.L.C.             c/o Farallon Capital Management, L.L.C.
                                      One Maritime Plaza, Suite 1325
                                      San Francisco, CA 94111
                                      Fax: (415) 421-2133
                                      Attn: Chun Ding
                                      Copy to: Erik Chu

PCM Direct Capital Fund               c/o Prime Capital Management Company
                                      Limited
                                      Unit 2506, Low Block, Grand Millennium
                                      Plaza, 181 Queen's Road
                                      Central, Hong Kong
                                      Fax Number: 852-3523-1000
                                      Attention: Director

DBS Nominees (Private) Limited        6 Shenton Way, DBS Building Tower 1,
                                      #30-01, Singapore 068809
                                      Fax No.: (65) 6220-7487
                                      Attention: Melvin Teo Tzai Win,
                                                 Managing Director

KWR International Ltd.                P.O. Box 1239, Offshore Incorporations
                                      Centre, Victoria, Mahe Seychelles.
                                      Fax No.: +021-5080-5861
                                      Attention: Mingyu Shen

Modern Peakview Limited               Palm Grove House, P.O. Box 438 Road Town,
                                      Tortola
                                      British Virgin Islands
                                      Fax No.: +86-21-6859-8768
                                      Attention: Wei Cao

                                   APPENDIX A

                     FORM OF INVESTOR REPRESENTATION LETTER

                                                                          [Date]

[Yingli Green Energy Holding Company Ltd.
No. 3055 Middle Fuxing Road
Baoding, People's Republic of China
Facsimile No.: +86 312 2151 881
Attn: Conghui Liu]

(If applicable)
[Share Transfer Agent]
[Address]
[Facsimile Number]
[Attention]

                    YINGLI GREEN ENERGY HOLDING COMPANY LTD.
                            SERIES B PREFERRED SHARES

Dear Sirs,

Reference is made to the Series B preferred shares (the "Shares") of Yingli Green Energy Holding Company Ltd. (the "Company"), par value US$0.01 per share, issued pursuant to that certain Amended and Restated Series B Preferred Share Purchase Agreement, dated December 15, 2006 (the "PURCHASE AGREEMENT"), by and among the Company, Yingli Power Holding Company Ltd., Liansheng Miao and the investors listed on Schedule I attached thereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

This letter is being delivered to request a transfer of Shares to the undersigned (the "TRANSFEREE").

Upon transfer, the share certificates representing the Shares that have been transferred to the Transferee shall be registered in the name of the new owner as follows:

Name: ___________________________________________________
      [If applicable, add: as nominee for the transferee]

Address: ________________________________________________

Taxpayer ID Number: _____________________________________

The undersigned represents and warrants to you that:

A. the Transferee or an investment advisor acting on its behalf has received and reviewed information as it deems necessary in order to make its investment decision;

B. that the Transferee understands that any subsequent transfer of the Shares and securities issuable upon the conversion of the Shares (the "CONVERSION SHARES") is subject to certain restrictions and conditions set forth in the Purchase Agreement and the Shareholders Agreement and that it agrees to be bound by, and not to resell, pledge or otherwise transfer the Shares or the Conversion Shares except in compliance with such restrictions and conditions and the Securities Act;

C. that the Transferee is a qualified institutional buyer (a "QIB") as defined in Rule 144A of the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), purchasing the Shares for its own account or for the account of one or more QIBs;

D. that the Transferee is aware, and each beneficial owner of the Shares has been advised, that any sale to it is being made in reliance on an exemption from the registration requirements of the Securities Act;

E. that no Shares or Conversion Shares have been registered under the Securities Act or any applicable U.S. state securities laws, that the Shares and the Conversion Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and that no Shares or Conversion Shares may be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S of the Securities Act) except as set forth below;

F. if in the future the Transferee decides to resell, pledge or otherwise transfer the Shares or the Conversion Shares or any beneficial interests therein, it will do so, only (a) inside the United States to a person whom the Transferee reasonably believes is a QIB pursuant to an exemption from registration under the Securities Act, (b) outside the United States to a person other than a U.S. person in compliance with Regulation S of the Securities Act, (c) pursuant to another exemption from registration under the Securities Act (if available) or (d) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with the Securities Act and applicable laws of the states, territories and possession of the Untied States governing the offer and sale of securities;

G. the Transferee will, and will require each subsequent holder of Shares or Conversion Shares to, notify any purchaser of an interest in a Note or Conversion Shares of the resale restrictions referred to in paragraphs (E) and (F) above, if then applicable;

H. that the Transferee is a sophisticated investor that, in the normal course of its business, invests in or purchases securities similar to the Shares and the Conversion Shares and has knowledge and experience in investment matters;

I. that the Transferee and each account for which it is acting has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares and the Conversion Shares, and it and any accounts for which it is acting are each able to bear the economic risk of its or any such accounts' investment for an indefinite period of time;

J. that the Transferee is acquiring the Shares purchased by it for its own account or for one or more accounts (each of which is a QIB) as to each of which it exercises sole investment discretion and has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account, and not with a view to any resale, distribution or other disposition of the Shares, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

K. that the Transferee acknowledges that (a) none of the Company, any of its affiliates or any person acting on their behalf has made any representation to it, express or implied, with respect to the Company, its business or financial condition, the Shares or the Conversion Shares, (b) it conducted and relied on its own investigation with respect to making an investment in the Shares; (c) it received all information that it believes is necessary or appropriate in connection with making an investment in the Shares;

L. that, on each day from the date on which it acquires the Shares through and including the date on which it disposes of its interests in such U.S. Securities, either that (a) the Transferee is not an "employee benefit plan" as defined in Section 3(3) of ERISA subject to Title I of ERISA, a "plan" (defined in Section 4975(e)(1) of the Code subject to Section 4975 of the Code (including without limitation, an individual retirement account), an entity whose underlying assets include the assets of any such employee benefit plan or plan, or a governmental or church plan which is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) the Transferee's purchase, holding and disposition of such U.S. Securities (including, if applicable, the receipt of any Guaranty or Entitlement) will not result in a prohibited transaction under Section 406 of ERISA or
     Section 4975 of the Code (or, in the case of a governmental or church plan, any substantially similar federal, state or local law) unless an exemption is available with respect to such transactions and all the conditions of such exemption have been satisfied;

M. that the Transferee acknowledges that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements, and it agrees that if any of such acknowledgements, representations or agreements made by it are no longer accurate, it shall promptly notify the Company;

N. that the Transferee acknowledges that it assumes all economic risk of loss that may occur as a result of changes in the prices of the Shares and the Conversion Shares in accordance with the terms of the Shares, and that it will not look directly or indirectly on the Company or its affiliates to indemnify it for such loss, and that it expressly holds the Company and its affiliates harmless in respect of any such loss; and

O.   that the Transferee is not a member of the public in the Cayman Islands.

The Transferee understands that the Company, the Share Transfer Agent (if any) and any of their affiliates will rely upon the truth and accuracy of the foregoing covenants, representations and certifications and agrees that if any of the covenants, representations and certifications deemed to have been made by it by its purchase of the Shares is no longer accurate, it shall promptly notify the Company and the Share Transfer Agent (if any).

                                        ----------------------------------------
                                                  [Name of Transferee]


                                        By:
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                                        Name:
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                                        Title:
                                               ---------------------------------
                                        Date:
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